Exhibit 99.1

                                 [LOGO] ZARLINK
                                        SEMICONDUCTOR

Dear Shareholder:

The Board of Directors and management of Zarlink Semiconductor Inc. cordially invite you to attend the Company's 2003 Annual General Meeting of Shareholders. The meeting will take place in the Drawing Room of the Fairmont Chateau Laurier Hotel, 1 Rideau Street, in Ottawa, Canada at 10:30 am on Wednesday, July 16, 2003. Related to this, you will find enclosed the notice of meeting, proxy circular and form of proxy for the meeting.

It is important that all shareholders be represented at the meeting. If you are unable to attend, please take a moment to complete, date and sign the enclosed form of proxy, and return it as instructed.

For almost 30 years, Zarlink Semiconductor has delivered semiconductor solutions that drive the capabilities of voice, enterprise, broadband and wireless communications. The company's success is built on its technology strengths, including voice and data networks, consumer and ultra low power communications, and high-performance analog. For more information about the Company, please visit www.zarlink.com.

We look forward to seeing you at the meeting and reviewing our progress.

Yours truly,

/s/ Henry Simon
---------------------
Dr. Henry Simon
Chairman of the Board

                                 [LOGO] ZARLINK
                                        SEMICONDUCTOR

                    Notice of Annual Meeting of Shareholders

      Notice is hereby given that the Annual Meeting of Shareholders of Zarlink Semiconductor Inc. (the "Company") will be held at the Fairmont Chateau Laurier, 1 Rideau Street, Ottawa, Ontario, Canada on Wednesday, July 16, 2003, at 10:30 a.m. (Ottawa time), for the following purposes:

      1. to receive the consolidated financial statements of Zarlink Semiconductor Inc. in accordance with both United States and Canadian GAAP for the fiscal year ended March 28, 2003 and the Auditors' Report thereon;

      2.    to elect directors;

      3. to appoint auditors and to authorize the Audit Committee of the Board of Directors to fix their remuneration; and

      4. to transact such further or other business as may properly come before the meeting or any adjournment or adjournments thereof.

      The Management Proxy Circular and the Form of Proxy prepared in respect of the Annual Meeting accompany this notice.

      Ottawa, Ontario, May 30, 2003.

                                     BY ORDER OF THE BOARD OF DIRECTORS

                                     /s/ Donald G. Mcintyre
                                     ----------------------
                                     DONALD G. MCINTYRE
                                     Secretary

--------------------------------------------------------------------------------
In order to be represented by proxy at the Annual Meeting, you must complete, date and sign the enclosed Form of Proxy, or other appropriate form of proxy and, in either case, (i) deliver the completed proxy to the Company's transfer agent, Computershare Trust Company of Canada, 100 University Avenue, 8th Floor, Toronto, Ontario, Canada M5J 2Y1 in the addressed envelope enclosed, or (ii) submit the completed proxy to Computershare Trust Company of Canada, facsimile number (416) 981-9800, at any time up to and including the last business day preceding the day of the Annual Meeting, or any adjournment thereof.
--------------------------------------------------------------------------------


                                       (i)

                            MANAGEMENT PROXY CIRCULAR

                               TABLE OF CONTENTS

                                                                        Page No.

MANAGEMENT INFORMATION PROXY                                               1
SOLICITATION OF PROXIES                                                    1
VOTING SHARES AND PRINCIPAL HOLDERS THEREOF                                1
APPOINTMENT OF PROXYHOLDERS                                                1
RIGHT OF REVOCATION                                                        2
VOTING OF PROXIES                                                          2
CONSOLIDATED FINANCIAL STATEMENTS AND AUDITORS' REPORT                     2
ELECTION OF DIRECTORS                                                      3
EXECUTIVE COMPENSATION                                                     4
         Summary Compensation Table                                        4
         Employee Share Ownership Plan                                     5
         Director, CEO and Executive Share Ownership                       5
1991 STOCK OPTION PLAN FOR KEY EMPLOYEES AND NON-EMPLOYEE DIRECTORS        6
OPTION GRANTS DURING FISCAL 2003                                           7
AGGREGATED OPTIONS EXERCISED DURING FISCAL 2003 AND FISCAL
YEAR END OPTION VALUES                                                     9
REPORT ON EXECUTIVE COMPENSATION                                           9
         General Principles of Executive Compensation                      9
         Base Salary                                                       10
         Annual Incentive Compensation Arrangements                        10
         Long-Term Incentive                                               11
         Compensation of the President and Chief Executive Officer         11
         Performance Graph                                                 11
EMPLOYMENT AGREEMENTS                                                      12
         Patrick J. Brockett                                               12
         Jitesh Vadhia                                                     13
         Roland Andersson                                                  14
         Anthony A.G. Gallagher                                            15
         Michael Bereziuk                                                  15
COMPENSATION OF NON-EMPLOYEE DIRECTORS                                     15
OPTION INFORMATION FOR NON-EMPLOYEE DIRECTORS                              16
INDEBTEDNESS OF OFFICERS, DIRECTORS AND EMPLOYEES                          16
DIRECTORS' AND OFFICERS' LIABILITY INSURANCE                               16
STATEMENT OF CORPORATE GOVERNANCE PRACTICES                                17
REPORT OF THE AUDIT COMMITTEE                                              18
APPOINTMENT OF AUDITORS                                                    19
SHAREHOLDERS' PROPOSALS                                                    19
OTHER MATTERS                                                              19
EXHIBIT 1 - AUDIT COMMITTEE MANDATE                                        21
SCHEDULE A - CORPORATE GOVERNANCE PRACTICES                                26
CONSOLIDATED FINANCIAL INFORMATION PREPARED IN ACCORDANCE
WITH CANADIAN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES
("GAAP") FOR THE COMPANY'S FISCAL YEAR ENDED MARCH 28, 2003
(SUPPLEMENTAL TO THE COMPANY'S FISCAL 2003 ANNUAL REPORT)                  35


                                      (ii)

                                 [LOGO] ZARLINK
                                        SEMICONDUCTOR

MANAGEMENT PROXY CIRCULAR

      This Management Proxy Circular (the "Circular") is furnished in connection with the solicitation of proxies by the Board of Directors and management of Zarlink Semiconductor Inc. (the "Company") for use at the Annual Meeting (the "Meeting") of the holders of the common shares of the Company to be held on July 16, 2003 at the Fairmont Chateau Laurier, 1 Rideau Street, Ottawa, Ontario, Canada at 10:30 a.m. (Ottawa time), and any adjournment thereof, for the purposes set out in the Notice of Annual Meeting of Shareholders.

      Minutes of the 2002 Annual and Special Meeting of Shareholders are available for viewing on the Company's website at www.zarlink.com

      All dollar amounts in this Circular are in United States dollars unless otherwise stated.

SOLICITATION OF PROXIES

      It is expected that the solicitation of proxies will be primarily by mail, but proxies may also be solicited by employees or agents of the Company, personally, in writing, by email or by telephone. The cost of such solicitation will be borne by the Company.

VOTING SHARES AND PRINCIPAL HOLDERS THEREOF

      Only the holders of common shares of the Company of record at the close of business on May 21, 2003 (the "Shareholders") will be entitled to receive notice of the Meeting. They will also be entitled to vote at the Meeting unless their common shares have been transferred and the transferee has produced properly endorsed certificate(s) representing the transferred shares or has otherwise established ownership of the transferred shares and has requested, at least ten days before the Meeting, that such transferee's name be included on the list of the Shareholders entitled to vote at the Meeting. Each Shareholder is entitled to one vote for each common share registered in the name of such Shareholder. As at May 30, 2003, there were 127,273,649 common shares outstanding.

      To the knowledge of the directors and senior officers of the Company, no person or corporation owns, directly or indirectly, or exercises control or direction over more than 10% of the outstanding common shares of the Company.

APPOINTMENT OF PROXYHOLDERS

      A vote at the Meeting may be given in person or by proxy.

      The persons named in the Form of Proxy enclosed with this Circular are officers of the Company. A Shareholder desiring to appoint some other person (who need not be a Shareholder) to represent him at the Meeting may do so either by inserting such person's name in the blank space provided in the enclosed Form of Proxy, or by completing another form of proxy and, in either case, (i) delivering the completed proxy to the Company's transfer agent, Computershare Trust Company of Canada, 100 University Avenue, 8th Floor, Toronto, Ontario, Canada M5J 2Y1 in the addressed envelope enclosed, or (ii) submitting the completed proxy to Computershare Trust Company of Canada, facsimile number (416) 981-9800, at any time up to and including the last business day preceding the day of the Meeting, or any adjournment thereof. It is the responsibility of the Shareholder appointing some other person to represent him to inform such person that he has been so appointed.

RIGHT OF REVOCATION

      A Shareholder who has given a proxy may revoke it by signing a form of proxy bearing a later date or by signing a written notice of revocation, or in any other manner permitted by law. A Shareholder may revoke a proxy by depositing an instrument in writing executed by the Shareholder or by his attorney authorized in writing, either at the registered office of the Company at any time up to and including the last business day preceding the day of the Meeting, or any adjournment thereof, at which the proxy is to be used, or with the Chairman of the Meeting on the day of the Meeting, or any adjournment thereof, prior to the time of voting and, upon either of such deposits, the earlier proxy shall be revoked. The participation by a Shareholder in a vote at the Meeting will automatically revoke any proxy given by the Shareholder in respect of the business covered by that vote.

VOTING OF PROXIES

      The officers named in the Form of Proxy will vote the shares in respect of which they are appointed proxyholders in accordance with the instructions of each Shareholder appointing them.

      In the absence of such instructions, such common shares will be voted (i) FOR the election of the nominees for director listed under "Election of Directors"; and (ii) FOR the appointment of the auditors named under "Appointment of Auditors".

      If a Shareholder appoints some person other than the officers named in the Form of Proxy to represent him, such person will vote the common shares in respect of which he is appointed proxyholder in accordance with the instructions of the Shareholder appointing him. In the absence of such instructions, such person may vote such common shares at his discretion.

      The form of proxy confers discretionary authority upon the persons named therein with respect to amendments or variations to matters identified in the notice of the Meeting and to other matters which may properly come before the Meeting. As at the date hereof, management of the Company knows of no such amendment, variation or other matters to come before the Meeting. If other matters are properly brought before the Meeting, the persons named in the form of proxy will vote on such matters in accordance with their best judgment.

CONSOLIDATED FINANCIAL STATEMENTS AND AUDITORS' REPORT

      The consolidated financial statements of the Company and the Auditors' Report for the fiscal year ended March 28, 2003 ("Fiscal 2003") will be submitted to the Shareholders at the Meeting but no vote with respect thereto is required or proposed to be taken.

      The financial statements included in the 2003 Annual Report accompanying this Circular are in United States dollars and have been prepared in accordance with U.S. GAAP. The financial statements beginning on page 35 of this Circular are in United States dollars and have been prepared in accordance with Canadian GAAP.

ELECTION OF DIRECTORS

      Nine directors are to be elected at the Meeting. Each director will hold office until the close of the next Annual Meeting or until his successor is duly elected, unless the office is earlier vacated in accordance with the By-Laws of the Company.

      Except where authority to vote in respect of the election of directors is withheld, the appointees named in the accompanying Form of Proxy will vote the common shares represented by such proxy FOR the election of the nine nominees for director listed below, or, in the event a nominee is unable to serve or for good cause will not serve, an event that the Board of Directors and management have no reason to believe will occur, the appointees named in the accompanying Form of Proxy reserve the right to vote for another candidate at their discretion unless the Board of Directors reduces the number of directors to be elected.

      The Board of Directors and management recommend that Shareholders vote FOR the election of the nominees listed below:

                                                                                                    Number of common
                                                                                              shares beneficially owned or
                                                                                             over which control or direction
                                                                               Director            is exercised as at
Name                                 Principal occupation                       since                 May 30, 2003(1)
ANDRE BORREL(3)                      Management Consultant                       1998                    70,000
GENEVA, SWITZERLAND

PATRICK J. BROCKETT(5)               President and Chief Executive               2001                    556,891
SARATOGA, CA, U.S.A.                 Officer of the Company

HUBERT T. LACROIX(2,4,5)             Management Consultant                       1992                    167,528
MONTREAL, QUEBEC, CANADA

J. SPENCER LANTHIER                  Management Consultant                       2003                      nil
TORONTO, ONTARIO, CANADA

KIRK K. MANDY(4,5)                   Management Consultant                       1998                    95,500
OTTAWA, ONTARIO, CANADA              Vice Chairman of the Board of
                                     Directors of the Company

JULES M. MEUNIER(3)                  Management Consultant                       2002                     5,000
WINCHESTER, MA, U.S.A.

KENT H. E. PLUMLEY(2,3,4)            Special Partner                             2000                    25,000
OTTAWA, ONTARIO, CANADA              Osler, Hoskin & Harcourt
                                     (law firm)

DR. HENRY SIMON(4,5)                 Chairman of the Board of Directors          1992                    260,000
LONDON, ENGLAND                      of the Company

                                     Special  Partner, Schroder
                                     Ventures Life Sciences  Advisors
                                     (venture capital company advising
                                     on  investments in the life sciences)

DR. SEMIR SIRAZI(2)                  Management Consultant                       1999                    45,000
WILMETTE, IL, U.S.A.

(1) Includes options not yet exercised but currently exercisable under the 1991 Stock Option Plan For Key Employees and Non-Employee Directors. See "Compensation of Non-Employee Directors" for details of options granted to non-employee directors.
(2) Member of the Audit Committee (established in accordance with the Canada Business Corporations Act).
(3)   Member of the Compensation and Human Resources Development Committee.
(4)   Member of the Nominating and Corporate Governance Committee.
(5)   Member of the Executive Committee.

      Each nominee for director has supplied the information concerning the number of common shares which he beneficially owns or over which control or direction is exercised by him.

EXECUTIVE COMPENSATION

Summary Compensation Table

      The following table sets forth compensation information for the three fiscal years ended March 28, 2003, March 29, 2002, and March 30, 2001, respectively, for the Chief Executive Officer and the four other most highly compensated executive officers of the Company who were serving as executive officers of the Company on March 28, 2003 (collectively, the "Named Executive Officers").

=====================================================================================================================
                                                       Annual Compensation
                                           -----------------------------------------    Long-Term
                                                                                      Compensation
                                                                                    ------------------
                                                            Bonus         Other        Securities
            Name and                                       (Annual        Annual          Under         All Other
            Principal             Fiscal                  Incentive      Compen-         Options         Compen-
            Position               Year    Salary(4)     Awards)(4)    sation(1,2,4)     Granted       sation(3,4)
                                               $              $             $               #               $
---------------------------------------------------------------------------------------------------------------------
Patrick J. Brockett                2003     499,207          --          139,483         150,000          95,363
President and Chief                2002     495,657        297,391       142,124        1,110,000         2,128
Executive Officer                  2001        --            --             --             --               --

Jitesh Vadhia                      2003     269,370        213,275        30,002         50,000           7,962
Senior Vice President and          2002     196,850        80,000           --           115,000         100,000
General Manager,                   2001        --            --             --             --               --
Network Communications

Roland Andersson                   2003     343,107        50,000         34,651         50,000          129,988
Senior Vice President,             2002     241,666        100,000        78,901         105,000         150,000
Worldwide Sales and Marketing      2001        --            --             --             --               --

Anthony A.P. Gallagher             2003     266,158        111,641        19,805         50,000           22,055
Senior Vice President,             2002     144,335        95,933         11,287         50,000           11,029
Worldwide Operations               2001     159,627        44,943         12,573         26,000           10,408

Michael Bereziuk                   2003     275,000        40,000         68,861         45,000           1,657
Senior Vice President and          2002      98,656        103,125        75,360         105,000         127,202
General Manager,                   2001        --            --             --             --               --
Consumer Communications
=====================================================================================================================

(1) The value of benefits not exceeding the lesser of CAD$50,000 (representing approximately $32,000) and 10% of the sum of salary and bonuses has been omitted for each of the Named Executive Officers.

(2) "Other Annual Compensation" includes relocation and living expenses for three Named Executive Officers as follows: Mr. Brockett - Fiscal 2003 includes rent payments of $62,422 and tax equalization amounting to $62,054 (2002 - includes rent payments of $103,942 and relocation expenses totaling $25,136); Mr. Vadhia - Fiscal 2003 includes rent payments of $7,250 and tax equalization amounting to $12,733; Mr. Andersson - Fiscal 2003 includes car expenses amounting to $29,796 (2002 - includes car expenses amounting to $67,720); Mr. Gallagher - Fiscal 2003 includes car expenses amounting to $18,742; and Mr. Bereziuk - Fiscal 2003 includes 15% premium of $41,250 and a Goods and Services Allowance amounting to $27,611 payable under the Company's Expatriate Assignment Policy to cover extra expenses relating to international assignments (2002 - 15% premium and Goods and Services Allowance amounting to $32,308 and a resettlement allowance of $43,052).
(3) "All Other Compensation" includes contributions made and accrued by the Company to a defined contribution pension plan, excluding adjustments for market value fluctuations related to the current year and previous year accruals which totaled a decrease of $482 for one Named Executive Officer.
(4) Canadian dollar amounts have been converted to United States dollars using the Fiscal 2003 average exchange rate of 0.644132 (2002 - 0.639551; 2001 -
      0.666937).

Employee Share Ownership Plan

      The Employee Share Ownership Plan was approved by the Board of Directors in May 1997. The purpose of this plan is to enable employees to invest in equity shares of the Company through employee savings. Employees make contributions by means of payroll deductions and common shares of the Company are purchased twice per month through normal market facilities by Computershare Trust Company of Canada, which assumed the administration role for Montreal Trust Company of Canada (the trustee appointed to administer the plan). The Company pays all brokerage commissions, transfer taxes, and other charges and expenses of the purchase and sale of the common shares except for the issuance of a certificate for fewer than 100 shares, in which case the employee is responsible for such costs.

      During April 2001, the Company implemented a matching contribution in connection with the Employee Share Ownership Plan which provides for a contribution by the Company equal to 15% of each employee's contribution under the plan, subject to a maximum of $320 per employee per year. A total contribution by the Company of approximately $130,000 is estimated under this plan for the next fiscal year.

Director, CEO and Executive Share Ownership

      The policy for Director, CEO and Executive Share Ownership (the "Policy") was approved by the Board of Directors in May 2003 in order to better align the interests of the Company's directors, CEO and those executives who report directly to the CEO (the "Executives") with the financial interests of the shareholders of the Company, create ownership focus and build long-term commitment.

      The Policy requires the Directors, the CEO and Executives establish and hold specified stock ownership levels in the Company within defined periods of time following the implementation of the Policy or from their date of hire or promotion to these roles after the effective date of the Policy, if later.

      The Chairman of the Board must purchase and hold common shares of the Company worth at least CAD$100,000 within three years after the effective date of the Policy or his/her date of appointment to the role, if later.

      Each non-executive Director, who is not Chairman of the Board, must purchase and hold common shares of the Company worth at least CAD$30,000 within three years after the effective date of the Policy or his/her date of appointment to the Board, if later.

      The CEO must purchase and hold common shares of the Company worth two times his/her base salary by the end of five years from the effective date of the Policy or his/her date of hire or promotion to the role, whichever is later.

      Each Executive must purchase and hold common shares of the Company worth one times his/her base salary by the end of five years from the effective date of the Policy or his/her date of hire or promotion to the role, whichever is later.

      The following guidelines and rules apply for purposes of the Policy: (a) base salary will be the average base salary of the CEO or the Executive, as applicable, over the three years prior to each measurement date; (b) interim ownership thresholds for the CEO and Executives will be 25% of target levels after two years; 50% after three years; 75% after four years; and 100% after five years; (c) these interim and final measurement dates will be extended to the extent that the CEO or any Executive has not earned sufficient after-tax incentive plan payments to fund purchases of common shares of the Company or to exercise vested options at the date that each incentive payment is made; (d) after the initial three-year period for Directors and five-year period for the CEO and the Executives, the measurement date will be once per year on the applicable anniversary date; and (e) at each ownership measurement date, the stock price used for calculating whether the common share ownership threshold requirement has been met or continues to be met will be the highest common share price on the Toronto Stock Exchange during the six-month period prior to such measurement date.

      If the CEO or any Executive misses the target common share ownership level at any of the measurement dates or thereafter, except as permitted in (c) above, one-half of any incentive payments earned by the CEO or Executive, as applicable, after the measurement date will be withheld and not paid to the CEO or Executive until his/her common share ownership level has been increased to meet the required target level as of the most recent measurement date.

      If any Director misses the target common share ownership level at any of the measurement dates or thereafter, any annual Director's fees owing to that Director after the measurement date will be withheld and not paid to the Director until his/her common share ownership level has been increased to meet the required target level of the most recent measurement date.

      Pursuant to the Policy, until the required ownership levels are met, it is expected that any exercise of outstanding options to purchase common shares will be used to increase the individual's required Company common share holdings.

      All trades (purchases and sales) of common shares of the Company by the Directors, the CEO and the Executives must be made in strict adherence with the Company's Insider Trading Guidelines and relevant securities laws.

1991 Stock Option Plan for Key Employees and Non-Employee Directors

      The 1991 Stock Option Plan for Key Employees and Non-Employee Directors (the "Option Plan") provides for the granting of non-transferable options to purchase common shares to certain key employees and non-employee directors of the Company and its subsidiaries as determined from time to time by the Compensation and Human Resources Development Committee (the "Compensation Committee") administering the Option Plan. The Option Plan was approved by the Shareholders at the 1991 Annual and Special Meeting of Shareholders and certain amendments were approved by the Shareholders at the 1993, 1995, and 1998 Annual and Special Meetings of Shareholders. Further amendments were made to the Option Plan by the directors on May 9, 2001 and approved by the Shareholders at the December 7, 2001 Special Meeting of Shareholders.

      The following table sets forth the details regarding options granted to the Named Executive Officers under the Option Plan during Fiscal 2003.

                        Option Grants During Fiscal 2003

========================================================================================================================
                                                                               Market Value
                                               % of Total                      of Securities
                               Securities       Options                         Underlying
                                 Under         Granted to      Exercise           Options
                                Options        Employees          or            on the Date
                                Granted        in Fiscal     Base Price(1)       of Grant                Expiration
Name                              (#)             2003       ($/Security)      ($/Security)                 Date
------------------------------------------------------------------------------------------------------------------------
Patrick J. Brockett             150,000           5.96           3.36              3.16               February 6, 2009

Jitesh Vadhia                    17,000           (2)            3.04              3.05              November 14, 2008
                                 50,000           1.98           3.36              3.16               February 6, 2009

Roland Andersson                 50,000           1.98           3.36              3.16               February 6, 2009

Anthony A.P. Gallagher           50,000           1.98           3.36              3.16               February 6, 2009

Michael Bereziuk                 45,000           1.78           3.36              3.16               February 6, 2009

========================================================================================================================

(1) Exercise price is determined by the five-day averaging formula as defined in the Option Plan and Market Value is the market price on the Toronto Stock Exchange on the date of grant converting Canadian dollar amounts to United States dollars using the closing foreign exchange rate of the Bank of Canada on the date of each grant.
(2)   The percentage of total options granted was less than 1%.

      On May 9, 2001 the Board of Directors amended the Option Plan, as later approved by the Shareholders on December 7, 2001, to provide that all future options granted under the Option Plan must be exercised within a maximum of six years (as opposed to the 10-year period prior to such amendment) following the date of grant or within such other shorter time or times as may be determined by the Compensation Committee at the time of grant. Since 1998, all options granted have had a six-year term. In the case of options granted to employees of the Company, other than executive officers and non-employee directors and first-time option grants to new employees, the terms of the Option Plan provide for staggered equal monthly vesting at a rate of 2.08% per month over a period of four years commencing on the date of grant of the options, or at such other time or times as may be determined by the Compensation Committee at the time of grant. In the case of first-time option grants to new employees, up to twenty-five percent of the common shares in respect of each option may be purchased after one year from the date of grant and 2.08% per month for each month thereafter during a three-year period, or at such other time or times as may be determined by the Compensation Committee at the time of grant. In the case of executive officers and non-employee directors, up to twenty-five percent of the common shares in respect of each option may be purchased after one year from the date of grant, up to fifty percent after two years from the date of grant, up to seventy-five percent after three years from the date of grant and up to one hundred percent after four years from the date of grant or at such other time or times as may be determined by the Compensation Committee at the time of grant.

      In addition, on May 9, 2001 the Board of Directors amended the Option Plan, as later approved by the Shareholders on December 7, 2001, to increase the maximum number of common shares that may be issued under the Option Plan from 16,000,000 common shares to 20,227,033 common shares.

As 5,037,033 common shares had been issued upon exercise of options up to May 9, 2001, this amendment increased the number of common shares issuable under outstanding options and options available for grant, each as of May 9, 2001, to 15,190,000 which represented 12% of the then outstanding common shares. The Option Plan was also amended to provide that the maximum number of common shares in respect of which options may be granted under the Option Plan to non-employee directors during any fiscal year of the Company would be 20,000 common shares per director.

      The price at which common shares may be purchased upon exercise of an option is the average of the market price (as defined in the Option Plan) of the common shares on the Toronto Stock Exchange for the five trading-day period immediately preceding the date of grant.

      The Option Plan provides that, in the event of the death or permanent disability of an optionholder, the vesting period of any options unexercised at the date of death or permanent disability will be accelerated so that the optionholder's legal personal representative will be permitted to purchase and take delivery of, (i) in the case where the optionholder shall have been in the employment of the Company or any subsidiary for at least five years prior to the date of such employee's death or permanent disability, 50% of all common shares under option and not purchased or delivered at the date of death or permanent disability, and (ii) in the case where the optionholder shall have been in the employment of the Company or any subsidiary for at least ten years prior to the date of such employee's death or permanent disability, all common shares under option and not purchased or delivered at the date of death or permanent disability, in each such case during the one-year period following such optionholder's death or permanent disability (but in no event after the expiration date of such options).

      The Option Plan also provides that, in the event of the termination of an employee's employment for any reason other than cause or death, the employee's options may be exercised, to the extent the options are exercisable as of the termination date, within 90 days following the date the employee's employment is terminated (but in no event after the expiration date of such options); provided, however, that the Board of Directors of the Company may, in its discretion, amend the terms of any option to permit the employee to exercise such options as if such employee's employment had not been terminated, for up to a maximum of three years following the date of termination of the employee's employment (but in no event after the expiration date of such options). In the event the employee's employment has been terminated for cause, the employee's options shall be immediately cancelled.

      The Option Plan further provides that, in the event of a change of control (whether in fact or in law) of the Company which results in a non-employee director being replaced, the vesting period shall be waived with respect to the options then held by such non-employee director in order to permit the full exercise of all outstanding options then held by such person. In the event that the non-employee director ceases to act as a director of the Company, all options held by such director, which are then exercisable, may be exercised within 180 days following the announcement of the quarterly results next following the date of resignation of such person (but in no event after the expiration date of such options). The Option Plan also provides that the Compensation Committee may determine that any option granted under the Option Plan shall include provisions which accelerate the date on which an option shall become exercisable upon the happening of such events as the Compensation Committee may determine and as permitted in the Option Plan.

      On January 11, 2000, the Board of Directors of the Company decided that all unvested stock options held by each director, the President and Chief Executive Officer, the then five Senior Vice Presidents and any other executives of the Company as may be designated by the Board of Directors from time to time would be accelerated and become fully vested and immediately exercisable in the event of (i) the making by any person of a take-over bid (as defined in the Securities Act (Ontario)) for the common shares of the Company, or (ii) a change of control (whether in fact or in law and as more fully defined in such Board resolution) of the Company.

      The following table summarizes, for each of the Named Executive Officers, the aggregated options exercised during Fiscal 2003 and option values at March 28, 2003.

                 Aggregated Options Exercised During Fiscal 2003
                        and Fiscal Year-End Option Values

=========================================================================================================================
                            Securities   Aggregate                                               Value of Unexercised
                             Acquired      Value           Unexercised Options at                In-the-Money Options
Name                            On       Realized              March 28, 2003                    at March 28, 2003(1)
                             Exercise
                               (#)          ($)                      (#)                                 ($)
                                                        -----------------------------------------------------------------
                                                        Exercisable      Unexercisable     Exercisable      Unexercisable
=========================================================================================================================
Patrick J. Brockett            nil          nil           277,500           982,500            --               30,000

Jitesh Vadhia                  nil          nil            28,750           153,250            --               18,670

Roland Andersson               nil          nil            26,250           128,750            --               10,000

Anthony A.P.Gallagher          nil          nil            41,759           105,920            --               10,000

Michael Bereziuk               nil          nil            26,250           123,750            --               9,000

=========================================================================================================================

(1) Canadian dollar amounts have been converted to United States dollars using the closing foreign exchange rate provided by the Bank of Canada on the date of grant to calculate the "Value of Unexercised In-the-Money Options".

REPORT ON EXECUTIVE COMPENSATION

      The Compensation Committee is comprised of three current members of the Board of Directors: Jules M. Meunier, the Chairman of the Committee, Andre Borrel and Kent H.E. Plumley.

      It is the responsibility of the Compensation Committee to recommend to the Board of Directors compensation policies and levels, compensation plans, stock option/purchase plans, benefit plans and pension plans and CEO and senior management goals and performance objectives and assess their performance against these objectives at each fiscal year end,. The Compensation Committee is also responsible for developing and reviewing succession plans that sustain the long-term viability of the Company.

General Principles of Executive Compensation

      Compensation  of  executive   officers,   including  the  Named  Executive
Officers, is determined by the Board of Directors upon recommendations made by the Compensation Committee.

      The Company's executive compensation policies and programs are designed to enable the Company to increase its profitability and shareholder value, and attract and retain those key individuals who can realize and ensure the short-term and long-term success of the Company. As such, the policies and programs link rewards to individual contribution, Company success and shareholder financial interests.

      The Company's executive compensation program, on a total compensation basis, aims to be competitive with other companies who are competing in similar geographical regions for the same qualified executive talent as the Company. Executive positions are benchmarked against those of applicable external comparator groups through the use of international compensation services. The prime comparator group is one of similar semiconductor and high-technology companies, with complementary comparator groups of other companies used where appropriate.

      The total compensation program for executive officers is comprised of three components: base salary, an annual incentive and a long-term incentive.

Base Salary

      Base salary recommendations are determined based on market data for positions of similar responsibilities and complexity in the comparator groups, on internal equity comparisons and on the individual's ability, experience and contribution level. Base salaries for the executive group overall are reviewed on an annual basis. Those for individual executive positions may also be reviewed outside of the regular cycle so as to take into consideration market pressures.

      There was no general salary increase for the executive group in Fiscal 2003. This is a consequence of the decrease in the Company's profitability and current competitive market position.

Annual Incentive Compensation Arrangements

      The Company's annual incentive plans are intended to focus and reward executives on the achievement of current year financial targets, key Company and/or business unit objectives and some strategic individual performance objectives. While the financial targets serve to focus on results of current year profitability, the key Company, business and individual objectives focus on activities designed to improve financial results and increase profitability in a two to three-year time frame. Financial threshold targets are set by the Board of Directors at the commencement of the fiscal year and are required to be met for payments to be made according to plan criteria.

      Financial targets were not met for Fiscal 2003. However, the Board of Directors granted certain discretionary incentive payments to recognize accomplishments that executives and other top-contributing employees made during Fiscal 2003. The discretionary payments totaled $1.35 million (approximately one-third of the incentive pool for target performance) of which $363,000 was paid to the executive group; $100,000 was paid to two new regional sales managers based on contractual commitments; and $890,000 was paid to other key employees throughout the Company. Approximately fifty percent of the total payment was paid to one business unit (Network Communications) based on the financial performance of that business unit. The balance of payments were made to recognize outstanding contributions and accomplishments in support of the future financial growth of the Company based on significant increases in new product designs released to sales, critical design wins with customers, and reduction of the average product development time to world class levels, as well as decreasing costs and streamlining operating methods and business practices.

      The target incentive levels of the executive group are reviewed at the same time as the base salaries. The target and actual total cash compensation (salaries plus annual incentives) of the Company's executive group are currently competitive with those of the applicable comparator group. The comparator group for long-term incentives is primarily semiconductor businesses.

Long-Term Incentive

      Options  to  purchase  common  shares are  granted to the Named  Executive
Officers and other key employees to sustain commitment to long-term profitability and maximize shareholder value over the long term. Under the terms and conditions of the Option Plan, participants are granted options which are exercisable for periods of time determined by the Compensation Committee to a maximum of six years following the date of grant at an exercise price equal to the average market price of the Company's common shares on the Toronto Stock Exchange during the five trading-day period immediately preceding the date of grant. See "Executive Compensation - 1991 Stock Option Plan for Key Employees and Non-Employee Directors".

      The Company and Board of Directors believe that stock options provide strong links between executive rewards, shareholder interests and Company success. Stock option grants to executives and to other top contributors and critical skilled individuals are generally made on an annual basis. The size of grant for the executive group is determined based on the available option pool, the levels and values of options provided by companies in the external comparator group(s), and the number of options required for motivating and retaining the executives and other top contributors and critical skilled employees. During Fiscal 2003, the Company granted options to purchase up to 2,674,088 common shares to 493 employees and seven non-employee directors of the Company at an average exercise price of $3.56 per share, of which one-third of the total were granted to directors and 16 executive officers and two-thirds to key employees. The comparator group for long-term incentives is primarily semiconductor businesses.

Compensation of the President and Chief Executive Officer

      In April 2001, Patrick J. Brockett was appointed President and Chief Executive Officer of the Company. Mr. Brockett's compensation was approved by the Compensation Committee and the Board of Directors.

      The base salary and long-term incentive components of Mr. Brockett's compensation are determined in accordance with the policies applying to all executive officers of the Company. Mr. Brockett's current base salary is $495,652.

      Mr. Brockett's annual discretionary bonus is determined, at each fiscal year end, based on the Compensation Committee's assessment of Mr. Brockett's performance, particularly in improving the Company's long-term profitability and financial condition. See "Employment Agreements - Patrick J. Brockett".

      The Compensation Committee of the Board of Directors, whose names are set out below, has approved the issue of this Report on Executive Compensation and its inclusion in this Circular.

Mr. Andre Borrel
Mr. Jules M. Meunier
Mr. Kent H.E. Plumley

Performance Graph

      The following graph compares the cumulative total Shareholder return on CAD$100 invested in common shares of the Company with the cumulative total return of the Toronto Stock Exchange 300 Stock Index for the five most recently completed fiscal years, assuming reinvestment of all dividends.

 [The following table was represented as a line graph in the printed material.]

                                               ZL             TSX 300

March 27, 1998                                $100             $100
March 26, 1999                                $ 58             $ 87
March 31, 2000                                $193             $125
March 30, 2001                                $ 68             $101
March 29, 2002                                $ 83             $104
March 28, 2003                                $ 29             $ 83


EMPLOYMENT AGREEMENTS

      The Company has entered into employment agreements with the CEO and other Named Executive Officers on the terms and conditions described below.

PATRICK J. BROCKETT

      On March 20, 2001, the Company entered into an employment agreement with Mr. Patrick J. Brockett with respect to his employment as President and Chief Executive Officer.

      Pursuant to the agreement, Mr. Brockett is entitled to receive an annual base salary in the amount of $495,652, plus an annual bonus, conditional upon the successful achievement by Mr. Brockett of specific target objectives in each fiscal year, as follows: (i) if a minimum of 85% of the objectives are achieved, the annual bonus will be equal to 30% of the annual base salary, (ii) if the objectives are achieved in full, the annual bonus will be equal to 60% of the annual base salary, and (iii) if all objectives collectively are exceeded by at least 25%, the annual bonus will be equal to 120% of the annual base salary. The bonus objectives for each fiscal year are reviewed and finalized with the Board of Directors of the Company within 45 days following the commencement of each fiscal year. In the first year of employment (Fiscal 2002), Mr. Brockett was entitled to receive a guaranteed minimum bonus amounting to $297,391. In Fiscal 2003, Mr. Brockett, at his request, did not receive a discretionary bonus.

      Mr. Brockett is also entitled to customary benefits and options to purchase one million common shares at exercise prices determined as follows: (i) 25% of such options may be exercised at the market price (as defined in the Option Plan) of $7.33 in effect on April 9, 2001 (being the start date of Mr. Brockett's employment with the Company) (the "Initial Market Price"), (ii) 25% of such options may be exercised at $8.79 being 120% of the Initial Market Price, (iii) 25% of such options may be exercised at $10.55 being 144% of the Initial Market Price, and (iv) the remaining 25% of such options may be exercised at $12.86 being 173% of the Initial Market Price. The options provide for equal annual vesting over a period of four years commencing one year following their date of grant, and are otherwise governed by the terms and conditions of the Option Plan. Note: Canadian dollar amounts have been converted to United States dollars using the closing foreign exchange rate provided by the Bank of Canada on the date of grant.

      Mr. Brockett's employment agreement provides further that, in the event that the Company terminates his employment without legal grounds for which an employer is entitled to dismiss an employee without notice or compensation in lieu of notice, he will be entitled to the following termination package: (i) a lump sum payment equal to two times his annual base salary and average earned annual bonus over the previous three fiscal years (or such shorter period during which Mr. Brockett will then have been employed by the Company), (ii) a payment of two years' regular annual contributions to an executive pension plan (or a contribution equal to 30% of the then current base salary, to the extent Mr. Brockett is not then participating in an executive pension plan) and (iii) continuous group life and health benefits coverage during such two-year period. In addition, Mr. Brockett will have a period of six months following the date of termination to exercise all stock options that are vested up to the end of such exercise period.

JITESH VADHIA

      On May 31, 2001, the Company entered into an employment agreement with Jitesh Vadhia with respect to his employment as Senior Vice President and General Manager, Network Communications.

      Pursuant to the agreement, Mr. Vadhia is entitled to receive an annual base salary in the amount of $270,000, plus an annual bonus, conditional upon the successful achievement by Mr. Vadhia of specific target objectives in each fiscal year, as follows: (i) if a minimum of 85% of the objectives are achieved, the annual bonus will be equal to 22.5% of the annual base salary, (ii) if the objectives are achieved in full, the annual bonus will be equal to 45% of the annual base salary, and (iii) if all objectives are exceeded by at least 50%, the annual bonus will be equal to 67.5% of the annual base salary. The bonus objectives for each fiscal year are reviewed and finalized with the Board of Directors of the Company within 45 days following the commencement of each fiscal year. In the first year of employment, Mr. Vadhia was entitled to receive a guaranteed minimum bonus amounting to $80,000 and was also entitled to receive a signing bonus of $100,000.

      Mr. Vadhia is also entitled to customary benefits and options to purchase 75,000 common shares pursuant to the Option Plan. The options provide for equal annual vesting over a period of four years commencing one year following their date of grant, and are otherwise governed by the terms and conditions of the Option Plan.

      Mr. Vadhia's employment agreement provides further that, in the event that the Company terminates his employment without legal grounds for which an employer is entitled to dismiss an employee without notice or compensation in lieu of notice, he will be entitled to the following termination package: (i) a lump sum payment equal to one times his annual base salary, (ii) a lump sum payment of an amount in lieu of bonus equal to one times his average earned annual bonus over the previous three fiscal years (or such shorter period during which Mr. Vadhia will then have been employed by the Company), and (iii) continued group life and health benefits coverage not to extend beyond one year in accordance with the Company's U.S. policy relating to post-termination life and health benefits coverage. In addition, Mr. Vadhia will have a period of 90 days following the date of termination to exercise all stock options that are vested up to the end of such exercise period.

      Pursuant to an addendum to his employment agreement dated October 10, 2001, Mr. Vadhia accepted an assignment of approximately one year as Vice President and General Manager of the Optical Systems Division based primarily in Sweden. Pursuant to this addendum, Mr. Vadhia was entitled to receive a target bonus of 45% of base salary for the Swedish assignment only and the potential for a further special bonus of 45% of base salary based on performance deliverables as agreed between Mr. Vadhia and the President and CEO of the Company. Mr. Vadhia also received options to purchase 10,000 common shares pursuant to the Option Plan and was eligible for a further 20,000 options at the end of this assignment based upon the achievement of significant performance deliverables agreed between Mr. Vadhia and the President and CEO of the Company. The addendum also provided for a period of six months following Mr. Vadhia's date of termination to exercise all stock options that were vested at the end of that six-month period.

      Pursuant to a further addendum to his employment agreement dated December 20, 2002, Mr. Vadhia accepted an assignment of approximately two years' duration, subject to review, as Senior Vice President and General Manager, Network Communications based primarily in Ottawa and secondarily in California. This addendum was effective as of January 1, 2003. Pursuant to this addendum, Mr. Vadhia is entitled to receive a bonus of 55% of his base salary conditional upon full achievement of agreed performance objectives.

ROLAND ANDERSSON

      On May 10, 2001, the Company entered into an employment agreement with Roland Andersson with respect to his employment as Senior Vice President, Worldwide Sales and Marketing.

      Pursuant to the agreement, Mr. Andersson is entitled to receive an annual base salary in the amount of $290,000 (which was fixed at an equivalent amount in Swedish Kroner based on the exchange rate at time of hire), plus an annual bonus, conditional upon the successful achievement by Mr. Andersson of specific target objectives in each fiscal year, as follows: (i) if a minimum of 85% of the objectives are achieved, the annual bonus will be equal to 27.5% of the annual base salary, (ii) if the objectives are achieved in full, the annual bonus will be equal to 55% of the annual base salary, and (iii) if all objectives are exceeded by at least 25%, the annual bonus will be equal to 85% of the annual base salary. The bonus objectives for each fiscal year are reviewed and finalized with the Board of Directors of the Company within 45 days following the commencement of each fiscal year. In the first year of employment, Mr. Andersson was entitled to receive a guaranteed minimum bonus amounting to $100,000 and a signing bonus in the amount of $150,000. The agreement also provides for Company funding of 20 to 25% of Mr. Andersson's base salary annually to continue his private executive pension arrangement in Sweden.

      Mr. Andersson is also entitled to customary benefits and options to purchase 75,000 common shares pursuant to the Option Plan. The options provide for equal annual vesting over a period of four years commencing one year following their date of grant, and are otherwise governed by the terms and conditions of the Option Plan.

      Mr. Andersson's employment agreement provides further that, in the event that the Company terminates his employment without legal grounds for which an employer is entitled to dismiss an employee without notice or compensation in lieu of notice, he will be entitled to the following termination package: (i) a lump sum payment equal to one times his annual base salary and (ii) a lump sum payment equal to one times his average earned annual bonus over the previous three fiscal years (or such shorter period during which Mr. Andersson will then have been employed by the Company). In addition, Mr. Andersson will have a period of 90 days following the date of termination to exercise all stock options that are vested up to the end of such exercise period and will receive continued group life and health benefits coverage not to extend beyond one year in accordance with the the Company's Sweden policy relating to post-termination life and health benefits coverage.

ANTHONY A. P. GALLAGHER

      Anthony Gallagher was employed by GEC Plessey Semiconductor from 1992 until 1998, at which time the Company acquired the assets of GEC Plessey Semiconductor and Mr. Gallagher became an employee of the Company. Mr. Gallagher's initial employment agreement with GEC Plessey Semiconductors was entered into on May 26, 1992, and subsequently amended by agreements with the Company dated April 7, 1999, April 20, 2000 and April 18, 2002, respectively.

      Pursuant to the current agreement, Mr. Gallagher is employed as Senior Vice President, Worldwide Operations, and is entitled to receive an annual base salary of $246,500, plus an annual bonus equal to 50% of the annual base salary, conditional upon the successful achievement by Mr. Gallagher of specific target objectives in each fiscal year. Mr. Gallagher is also entitled to customary benefits.

      Mr. Gallagher's employment agreement further provides that any termination of employment by either Mr. Gallagher or the Company, other than for cause, is subject to nine months' prior notice of termination.

MICHAEL BEREZIUK

      On October 25, 2001, the Company entered into an employment agreement with Mr. Michael Bereziuk with respect to his employment as Senior Vice President and General Manager, Consumer Communications. This agreement covers Mr. Bereziuk's foreign assignment in the U.K. for a minimum term of 36 months, renewable and extendable for a further period under conditions reassessed and mutually agreed upon at that time.

      Pursuant to the agreement, Mr. Bereziuk is entitled to receive an annual base salary in the amount of $275,000, plus an annual bonus amounting to 50% of his base salary conditional upon full achievement of agreed performance objectives. In the first year of employment, Mr. Bereziuk was entitled to receive a guaranteed minimum bonus amounting to $103,125 and was also entitled to receive a signing bonus of $65,000, grossed-up for tax.

      Mr. Bereziuk is also entitled to customary benefits and options to purchase 75,000 common shares pursuant to the Option Plan. The options provide for equal annual vesting over a period of four years commencing one year following their date of grant, and are otherwise governed by the terms and conditions of the Option Plan.

      Mr. Bereziuk's employment agreement provides further that, in the event that the Company terminates his employment without legal grounds for which an employer is entitled to dismiss an employee without notice or compensation in lieu of notice, he will be entitled to the following termination package: (i) a lump sum payment equal to one times his annual base salary, (ii) a lump sum payment in lieu of bonus equal to one times his target annual bonus, and (iii) continuous group life and health benefits coverage in accordance with the Company's United States policy relating to post-termination life and health benefits coverage. In addition, Mr. Bereziuk will have a period of 90 days following the date of termination to exercise all stock options that are vested up to the end of such exercise period.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

      During the fiscal year ended March 28, 2003, each director who was not a salaried officer of the Company or its subsidiaries received an annual stipend of $6,400 and a director's fee of $1,280 for each meeting of the Board of Directors or any Committee thereof attended in person and for each day spent on the affairs of the Company or $800 for each telephone meeting of the Board of Directors and was reimbursed for his expenses. In addition, the Chairman of each Committee of the Board of Directors received an additional annual fee of $3,800. The Company pays the Chairman of the Board of Directors, when such person is not an employee of the Company, an annual stipend of $64,000 (inclusive of Board and Committee meeting fees) and a per diem of $1,600 for attendance to Company business to an annual maximum of $32,000.

      During Fiscal 2003, seven meetings of the Board of Directors were held. The average attendance level for these Board of Directors meetings for Fiscal 2003 was 97%. The average attendance level for committee meetings was 96%.

      The following table summarizes the aggregate number of unexercised options held by non-employee directors at May 30, 2003.

                         Option Information For Non-Employee Directors

      ======================================================================================
      Date of Grant                                    Unexercised Options at May 30, 2003
                                                           Exercisable / Unexercisable
      --------------------------------------------------------------------------------------
      May 12, 1994                                                 24,000 / --
      --------------------------------------------------------------------------------------
      May 17, 1995                                                 40,000 / --
      --------------------------------------------------------------------------------------
      May 16, 1996                                                 40,000 / --
      --------------------------------------------------------------------------------------
      May 22, 1997                                                 40,000 / --
      --------------------------------------------------------------------------------------
      March 12, 1998                                               50,000 / --
      --------------------------------------------------------------------------------------
      July 23, 1998                                               25, 000 / --
      --------------------------------------------------------------------------------------
      May 20, 1999                                                 55,000 / --
      --------------------------------------------------------------------------------------
      August 27, 1999                                            15,000 / 5,000
      --------------------------------------------------------------------------------------
      January 12, 2000                                           60,000 / 20,000
      --------------------------------------------------------------------------------------
      May 4, 2000                                                37,500 / 12,500
      --------------------------------------------------------------------------------------
      August 22, 2000                                            10,000 / 10,000
      --------------------------------------------------------------------------------------
      February 21, 2001                                         100,000 / 100,000
      --------------------------------------------------------------------------------------
      February 6, 2002                                           30,000 / 90,000
      --------------------------------------------------------------------------------------
      July 13, 2002                                                -- / 20,000
      --------------------------------------------------------------------------------------
      February 6, 2003                                            -- / 140,000
      --------------------------------------------------------------------------------------
      May 14, 2003                                                 -- / 20,000
      ======================================================================================

INDEBTEDNESS OF DIRECTORS, EXECUTIVE OFFICERS AND SENIOR OFFICERS

      As at May 30, 2003, no director, executive officer or senior officer of the Company, or any proposed nominee for election as a director of the Company, or any associate of any such director, officer or proposed nominee was indebted to the Company or any one of its subsidiaries in connection with the purchase of securities of the Company or its subsidiaries or otherwise (other than for routine indebtedness).

DIRECTORS' AND OFFICERS' LIABILITY INSURANCE

      As at May 30, 2003, the Company had in force Directors' and Officers' Liability Insurance policies in the amount of $30,000,000 for the benefit of the directors and officers of the Company and its subsidiaries. The total amount of the premiums paid by the Company for the policies in effect for the fiscal year ended March 28, 2003 was $634,053. No portion of these premiums was paid by the directors and officers of the Company. The policies do not provide for a deductible for any loss in connection with a claim against a director or an officer. For claims brought against the Company, a deductible of $1,000,000 applies.

STATEMENT OF CORPORATE GOVERNANCE PRACTICES

      In February 1995, the Toronto Stock Exchange Committee on Corporate Governance in Canada issued its final report containing a series of guidelines for effective corporate governance (these guidelines, as amended from time to time, are herein referred to as the "Governance Guidelines"). The Governance Guidelines, which are not mandatory, deal with the constitution of boards of directors and board committees, their functions, the effectiveness and education of board members, their independence from management, their relationship with management and shareholders and other means of ensuring sound corporate governance. The Toronto Stock Exchange has, in accordance with the recommendations contained in such report, adopted as a listing requirement that disclosure be made by each listed company of its corporate governance system with reference to the Governance Guidelines.

      In 1999, the Toronto Stock Exchange amended the Governance Guidelines and companies are now required to disclose their corporate governance practices with specific reference to each of the 14 Governance Guidelines.

      The Board of Directors of the Company has always endorsed the concept, principles and practices of sound corporate governance and believes that the Company is fully compliant with the Governance Guidelines, as currently in force. The Company's corporate governance practices are compared with the Governance Guidelines in Schedule A hereto.

      In the spring of 2002, the Toronto Stock Exchange circulated proposed disclosure and continued listing requirements, together with further amendments to the Governance Guidelines. The Board of Directors believes that the Company's corporate governance practices, as set forth in Schedule A hereto, conform to the proposed Toronto Stock Exchange standards in all material respects. It must be noted, however, that as of May 30, 2003, these proposed standards are not yet in force and, if necessary, the Board of Directors will further review the Company's corporate governance practices to conform with the Toronto Stock Exchange standards, once in their final form.

      As a company listed on the New York Stock Exchange (the "NYSE"), the Company complies with the applicable rules and regulations of the NYSE, the United States Securities and Exchange Commission ("SEC") and other legislation applicable to overseas companies listed in the United States, including the recently-enacted Sarbanes-Oxley Act of 2002. These rules and regulations impose requirements on the Company related to good corporate governance practices.

      The Board of Directors and the Company's management are committed to the highest standard of corporate governance, and the Company has had standards in place for many years. The Board of Directors reviews the Company's governance standards periodically and revises them when necessary to respond to changing regulatory requirements and evolving best practices. The Company's principal objective in directing and managing its business and affairs is to enhance shareholder value. The Company believes that effective corporate governance improves corporate performance and benefits all shareholders.

      During recent months, the Board of Directors and each board committee have reviewed the Company's corporate governance practices in response to the Sarbanes-Oxley Act of 2002 and the related SEC rules and proposed corporate governance standards of the NYSE. Many of the corporate governance practices required by the Sarbanes-Oxley Act of 2002 are being phased in over time, and the proposed NYSE corporate governance listing standards are not yet effective; therefore, the Company's response to these changes will be an on-going process. Nevertheless, the Board of Directors has already taken action to ensure the Company's compliance with the proposed NYSE rules, including the requirement to disclose the Company's financial expert. The Nominating and Corporate Governance Committee and the Board of Directors reviewed the qualifications of Hubert T.

Lacroix as Chairman of the Audit Committee and determined that he be considered the Company's financial expert.

      The Code of Ethics and Business Conduct and Board of Directors mandate can be viewed in their entirety on our website at www.zarlink.com.

REPORT OF THE AUDIT COMMITTEE

      The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including internal control systems. In fulfilling its oversight responsibilities, the Audit Committee reviews the audited financial statements contained in the Annual Report with management. This review involves a discussion of the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosure in the financial statements.

      The Audit Committee also reviews the audited financial statements with the independent auditors, who are responsible for expressing an opinion on the conformity of such financial statements with generally accepted accounting principles, their view as to the quality, and not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee discusses the auditors' independence from management and the Company and such other matters contained in the written disclosure required by the Independence Standards Board with the independent auditors, and considers the compatibility of nonaudit services with the auditors' independence.

      The Audit Committee discusses the overall scope and plan for the annual audit with the Company's independent auditors. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting. The Audit Committee held four meetings during Fiscal 2003.

      For a full description of the Audit Committee responsibilities, please review Exhibit 1, the Audit Committee Mandate starting at page 21.

      In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended March 28, 2003 for filing with the SEC and all other applicable regulatory authorities and the Board of Directors has approved such financial statements. The Audit Committee and the Board of Directors have also recommended, subject to Shareholder approval, the selection of the Company's independent auditors.

Mr. Hubert T. Lacroix
Mr. Kent H.E. Plumley
Dr. Semir Sirazi

May 30, 2003

APPOINTMENT OF AUDITORS

      At the Meeting, the Shareholders will be called upon to appoint auditors to serve until the close of the next Annual Meeting of the Company, and to authorize the Audit Committee of the Board of Directors to fix the remuneration of the auditors so appointed.

      The Board of Directors and the management of the Company recommend that the Shareholders vote FOR the appointment of Ernst & Young LLP, who are currently the Company's auditors. Ernst & Young LLP were first appointed auditors of the Company on November 19, 1973.

      Subject to ratification by the Shareholders, the Board of Directors has reappointed Ernst & Young LLP as independent auditors to audit the financial statements of the Company for the current fiscal year.

      Audit fees for Fiscal 2003 of $489,000 (2002 - $351,000) and audit-related fees for Fiscal 2003 of $166,000 (2002 - $125,000), included fees paid for the audit of the consolidated financial statements and other services performed such as statutory audits, comfort letters, consents and assistance with and review of documents filed with the SEC. Tax fees for Fiscal 2003 of $325,000 (2002 - $302,000) generally included fees for assistance with corporate tax compliance as well as income tax compliance and other assistance to expatriates. All other fees paid to Ernst & Young LLP in Fiscal 2003 totaled $32,000 (2002 - $33,000).

      Based on a review of these services and of the fees paid to Ernst & Young LLP therefore, the Board of Directors has concluded that Ernst & Young LLP is independent with respect to the Company and, consequently, the Board of Directors, upon the recommendation of the Audit Committee, has submitted this firm for re-confirmation of their appointment as the external auditors of the Company.

      Representatives of the firm of Ernst & Young LLP are expected to be present at the Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

SHAREHOLDERS' PROPOSALS

      Proposals of holders of common shares intended to be presented at the next Annual Meeting must be received by the Company, c/o Donald G. McIntyre, Secretary, Zarlink Semiconductor Inc., 400 March Road, Ottawa, Ontario, Canada K2K 3H4, no later than April 18, 2004 for inclusion in the Company's Management Proxy Circular and Form of Proxy relating to that meeting. It is recommended that proposals be delivered to the Company by registered mail.

OTHER MATTERS

      The Company has received a shareholder proposal that was not properly made under the Canada Business Corporations Act (the "Act"). The party making the proposal did not provide evidence of requisite ownership of the Company's shares in accordance with the Act despite written request by the Company for such evidence in accordance with Section 137(1.4) of the Act. The Company has, therefore, not included this proposal in its proxy.

      The proposal requested that the Board of Directors consider having the Company expense stock options on a fair value basis in its statements of income rather than continuing its current practice of accounting for stock options using the intrinsic value method and providing pro forma fair value information in the notes to the financial statements. As a matter of principle, management and the Board of Directors have no objection to expensing stock options in the statement of income when clear rules are established by the applicable regulatory authorities requiring all competitors to be measured under the same accounting principles.

      Until that time, management considers it not to be in the best interests of its shareholders to adopt practices that would be inconsistent with the current practices of its business competitors. A May 5, 2003 Bulletin published by the National Bank Financial Technology Group reported the Company as one of seven companies with the lowest use of options, relative to the total outstanding common shares, compared to its industry peers. Quoting from the bulletin: "Zarlink's playing field is likely one of the most `un-level'. Several of its competitors have pushed option use above 20%, double Zarlink's level". If the Company adopted the option expensing approach on its own at this time, management believes that the Company's reported earnings would be relatively lower compared to its competitors who have not chosen to do so. Management believes that the impact of stock option expense on the Company's performance will favorably compare against its industry peers once all issuers are required to account for stock options on the same basis.

      The information contained herein is given as of the 30th day of May 2003. The management of the Company knows of no amendment of the matters referred to in the Notice of Annual Meeting of Shareholders. However, if any amendment, variation or other business should properly be brought before the Meeting, the accompanying Form of Proxy confers discretionary authority upon the persons named therein to vote upon any amendment or variation of the matters referred to in such notice or on such other business in accordance with their best judgment.

      The contents and sending of this Circular have been approved by the Board of Directors of the Company.

      Dated this 30th day of May 2003.

                                    /s/ Donald G. McIntyre
                                    -----------------------
                                    Donald G. McIntyre
                                    Secretary
                                    Ottawa, Ontario, Canada

                                 [LOGO] ZARLINK
                                        SEMICONDUCTOR

                                    EXHIBIT 1

                                 AUDIT COMMITTEE

Appointment

The Audit Committee (the "Committee") is a standing committee of the Board of Directors (the "Board") hereby constituted with all the powers and duties conferred on it by the laws governing the Company and such powers and duties as may be conferred on it from time to time by resolution of the Board. The Board shall appoint at least three directors to serve on the Committee at the first meeting of the Board following each annual meeting of shareholders of the Company, to hold office, subject to paragraph 5 of the Qualifications, Powers and Procedures section, until the next annual shareholders' meeting.

Mandate

The Board has given the Committee the following mandate:

The Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company, and each such registered public accounting firm shall report directly to the audit committee. The Committee shall establish approval guidelines for any non- audit related work to be undertaken by the external auditors.

2.    The Committee's purpose will be to assist the Board oversight of:

      i.    The integrity of the Company's financial statements;

      ii.   The Company's compliance with legal and regulatory requirements;

      iii.  The external auditors' qualifications and independence;

      iv. The performance of the Company's internal control self-assessment committee and external auditors; and

      v. The process for monitoring compliance with laws and regulations and with the Code of Ethics and Business Conduct.

3.    The Committee shall:

      i. Review the significant accounting principles and management estimation processes incorporated in the Company's financial statements, including any changes in the Company's accounting principles or application thereof;

      ii. Review the results of assessments of the Company's internal controls including disclosure controls and procedures, and the steps adopted to correct significant internal control deficiencies, if any;

      iii. Review the planned scope and approach of the external audit and the areas of significant emphasis and the measures taken to deal with significant internal control deficiencies, if any;

      iv. Review the analyses prepared by management and/or the external auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements;

      v. Review the effect of regulatory and accounting initiatives as well as off-balance sheet structures, if any, on the financial statements of the Company;

      vi. Review earnings press releases as well as financial information and earnings guidance provided to analysts and rating agencies;

      vii. Obtain and review a report by the Company's external auditors describing:

            a. The Company's internal quality control procedures and the results of the most recent SEC Peer Review and (when available) the practice inspection assessments conducted on behalf of the Public Accounting Oversight Board, and similar practice inspection assessments conducted on behalf of the Canadian Public Accountability Board; and

            b. Matters and relationships which would permit the Committee to assess the auditor's independence;

      viii. Review the annual audited financial statements and unaudited quarterly statements with management and the external auditors including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations";

      ix.   Review policies with respect to risk assessment and risk management;

      x. Meet separately, at least quarterly, with management, with the internal control self-assessment committee and with the external auditors;

      xi. Review with the external auditors any audit problems or difficulties and management's response to them;

      xii. Set clear hiring policies for employees or former employees of the external auditors;

      xiii. Establish procedures for the receipt, retention, processing and treatment of complaints regarding accounting, internal controls, or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing practices;

      xiv. Inquire of the appropriate personnel of the Company and the external auditors as to any deviation from the established Code of Ethics and Business Conduct and periodically review the policies covering such Code;

      xv. Report regularly to the Board any issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the Company's external auditors, or the performance of the internal control self-assessment committee;

      xvi. Review the content of the Information Circular for the Solicitation of Proxies; the Annual Information Form (AIF); Annual Report; Reports on Form 10-K, Form 10-Q and Form 8-K and other regulatory filings;

      xvii. Review and approve, in advance, significant (cost above US$30,000) non-audit services to be performed by the external auditors and the related fees;

      xviii.Annually   review   the  status  of  the   Company's   environmental
            compliance program; and

      xix.  Review,  with the Company's  General Counsel,  any legal matter that
            could  have  a  significant   impact  on  the  Company's   financial
            statements.

Delineation of Responsibilities

Management is responsible for preparing the Company's financial statements with all material disclosures such that they are complete, accurate and fairly present the information set forth in conformity with Generally Accepted Accounting Principles (GAAP) and all applicable rules and regulations. The external auditor is responsible to provide an opinion, based on its audits, that the financial statements fairly present, in all material respects, the financial position of the Company, its results of operations and its cash flows in conformity with GAAP. The Audit Committee's role is one of oversight in line with its mandate.

Qualifications, Powers and Procedures

1. All members of the Committee shall be "independent" directors as defined by the listing guidelines of the New York Stock Exchange (NYSE). All members shall be financially literate and have relevant and practical business experience and competencies as determined by the Nominating and Corporate Governance Committee from time to time. At least one member shall be determined by the Nominating and Corporate Governance Committee to be a "financial expert" within the guidelines established by the SEC.

2. Committee members shall not serve on more than three public company audit committees simultaneously unless the Board determines that such simultaneous service would not impair the ability of such member to effectively serve the shareholders' and Company's best interests. Any such determination shall be disclosed in the Company's annual proxy statement.

3. Committee members are barred from accepting any consulting, advisory or other compensatory fee, directly or indirectly, from the Company or an affiliate of the Company, other than in the member's capacity as a member of the Board and any Board committee. This prohibition precludes payments to spouses, minor children or stepchildren or children or stepchildren sharing a home with the member, as well as payments accepted by an entity in which a Committee member is a partner, member or principal or occupies a similar position and which provides accounting, consulting, legal, investment banking, financial or other advisory services or any similar services to the Company. A Committee member shall not be an affiliated person of the Company or any subsidiary of the Company.

4. The Committee shall elect from its members a Chairman. The Secretary shall be elected from its members, or shall be the Secretary, or the Assistant or Associate Secretary, of the Company.

5. Any member of the Committee may be removed or replaced at any time by the Board. A member shall cease to be a member of the Committee upon ceasing to be a director of the Company.

6. Meetings of the Committee shall be called by the Chairman of the Committee and shall be held at least four times a year.

7. The times and places where meetings of the Committee shall be held and the procedures at such meetings shall be as determined, from time to time, by the Committee.

8. Notice of each meeting of the Committee shall be given to each member of the Committee. Subject to the following, notice of a meeting shall be given orally or by letter, telex, telegram, electronic mail, telephone facsimile transmission or telephone not less than 48 hours before the time fixed for the meeting. Notice of regular meetings need state only the day of the week or month, the place and the hour at which such meetings will be held and need not be given for each meeting. Members may waive notice of any meeting.

9. The Committee may invite from time to time such person(s) as it may see fit to attend its meeting and to take part in discussion and consideration of the affairs of the Committee. However, any such persons invited may not vote at any meeting of the Committee.

10. A meeting of the Committee may be held by means of such telephonic, electronic or other communications facilities as permit all persons participating in the meeting to communicate adequately with each other during the meeting.

11. The majority of the Committee shall constitute a quorum for the purposes of conducting the business of the Committee. Notwithstanding any vacancy on the Committee, a quorum may exercise all of the powers of the Committee.

12. Any decision made by the Committee shall be determined by a majority vote of the Members of the Committee present. A member will be deemed to have consented to any resolution passed or action taken at a meeting of the Committee unless the member dissents.

13. A record of the minutes of, and the attendance at, each meeting of the Committee shall be kept. The approved minutes of the Committee shall be circulated to the Board forthwith.

14. The Committee shall report to the Board on all proceedings and deliberations of the Committee at the first subsequent meeting of the Board, and at such other times and in such manner as the Board or the By-laws of the Company may require or as the Committee in its discretion may consider advisable.

15. The Committee shall review annually its Mandate and all Guidelines, Procedures, Policies or other documents used by it in fulfilling its responsibilities.

16. The Committee shall assess performance of the Committee and each of its members on an annual basis in accordance with performance assessment guidelines provided by the Nominating and Corporate Governance Committee.

17. In the performance of its duties and responsibilities, the Committee shall have access to any and all books and records of the Company necessary for the execution of the Committee's obligations and may discuss with the officers and auditors of the Company such accounts, records, documents and other matters considered appropriate.

18.   The  Committee  may  retain  such  outside  legal,   accounting  or  other
      consultants and advisors (at Company expense) as it deems necessary from time to time to fulfill its duties and responsibilities.

                                   SCHEDULE A

                   STATEMENT OF CORPORATE GOVERNANCE PRACTICES

      In this Schedule, the Company's corporate governance practices are compared to the Governance Guidelines.

TSX Governance Guidelines               Corporate  Governance  Practices  at the
                                        Company

1. The Board of Directors should The Board of Directors establishes the explicitly assume the overall policies for the Company, responsibility for the monitors and evaluates the Company's stewardship of the Company strategic direction and retains plenary
      and,  as part of the  overall     power    for   those    functions    not
      stewardship   responsibility,     specifically  delegated  by  it  to  its
      the Board should assume committees or to management. responsibility for the Accordingly, in addition to the duties
      following matters:                of directors  of a Canadian  corporation
                                        as prescribed by statute, the mandate of
                                        the Board of  Directors  is to supervise
                                        the   management  of  the  business  and
                                        affairs  of the  Company  with a view to
                                        evaluating, on an ongoing basis, whether
                                        the   Company's   resources   are  being
                                        managed  in  a  manner  consistent  with
                                        enhancing   shareholder  value,  ethical
                                        considerations   and  corporate   social
                                        responsibility.  For instance, the Board
                                        of Directors exercises business judgment
                                        in establishing and revising  guidelines
                                        for  authorization  of expenditures  and
                                        other   corporate   actions   which  are
                                        periodically reviewed with management.

(a)   adoption   of   a   strategic     The Board has the responsibility for (i)
      planning process;                 reviewing   and   approving,    at   the
                                        beginning  of  each  fiscal  year,   the
                                        business   plan,   capital   budget  and
                                        financial goals of the Company,  as well
                                        as longer term strategic  plans prepared
                                        and  elaborated by management  and, (ii)
                                        throughout  the  year,   monitoring  the
                                        achievement of the objectives set.

                                        Long-term  goals and  strategies for the
                                        Company   are   developed   as  part  of
                                        management's  annual strategic  planning
                                        process  with the  Board  of  Directors,
                                        which also includes the preparation of a
                                        detailed  one-year  operating plan. This
                                        plan is reviewed  and  reevaluated  on a
                                        six-month  basis.  Through this process,
                                        led by the President and Chief Executive
                                        Officer  and  senior  management  of the
                                        Company,  the Board of Directors  adopts
                                        the   operating   plan  for  the  coming
                                        financial   year  and  monitors   senior
                                        management's relative progress through a
                                        regular  reporting  and review  process.
                                        The  Board  of  Directors  reviews  on a
                                        quarterly  basis the extent to which the
                                        Company  has  met  the  current   year's
                                        operating plan.

(b)   the   identification  of  the     The   Board   of   Directors   has   the
      principal    risks   of   the     responsibility  for  identifying,   with
      Company's business and management, the principal risks of the ensuring the implementation Company's business and the systems put of appropriate systems to in place to manage these risks, as well
      manage these risks;               as monitoring,  on a regular basis,  the
                                        adequacy of such systems.

                                        The Audit Committee has the mandate to review all Company policies relating to risk assessment and risk management.

                                        The  Board  also   ensures  that  it  is
                                        properly informed, on a timely basis, of
                                        all    important    issues    (including
                                        environmental,   cash   management   and
                                        business    development    issues)   and
                                        developments involving the Company and its business environment.

(c)   succession          planning,     The Board of  Directors  is  responsible
      including         appointing,     for ensuring proper succession planning,
      training    and    monitoring     including   appointing,   training   and
      senior management;                monitoring    senior    executives   and
                                        reviewing and ratifying the Compensation
                                        and    Human    Resources    Development
                                        Committee's     assessment     of    the
                                        performance   of  the  Chief   Executive
                                        Officer and senior executives. The Board also reviews all appointments of senior executives.

(d)   a  communication  policy  for     The   Board   of   Directors   has   the
      the Company; and                  responsibility   for   ensuring   proper
                                        communication     with     shareholders,
                                        customers and governments.  The Board of
                                        Directors  has put  policies in place to
                                        ensure     effective,     timely     and
                                        non-selective communications between the
                                        Company,   its   stakeholders   and  the
                                        public.  In  particular,  the Disclosure
                                        Policy  Statement  of the Company can be
                                        viewed     on     its     website     at
                                        www.zarlink.com. The Board of Directors,
                                        or the  appropriate  committee  thereof,
                                        reviews  the  content  of the  Company's
                                        major communications to shareholders and
                                        the  investing  public,   including  the
                                        quarterly   and  annual   reports,   and
                                        approves the proxy circular,  the annual
                                        information form,  Reports on Form 10-K,
                                        10-Q and 8-K and any  prospectuses  that
                                        may be issued. The disclosed information
                                        is   released    through   mailings   to
                                        shareholders, news wire services, the general media and a home page on the internet.

                                        The Company  has an  investor  relations
                                        group   which   responds   to   analyst,
                                        institutional and individual shareholder
                                        inquiries   and  maintains  a  toll-free
                                        telephone  line  for  ease  of  contact.
                                        Individual    queries,    comments    or
                                        suggestions  can be made at any  time by
                                        calling  or  writing   directly  to  the
                                        Company's  registered  office in Ottawa,
                                        Ontario,   Canada.   In  addition,   the
                                        Company  has a  communications  group to
                                        respond   to   inquiries   from   media,
                                        government  and  the  public.  Together,
                                        these   groups  deal  with   stakeholder
                                        concerns and ensure that all inquiries receive a timely response.

(e)   the    integrity    of    the     The   Board   of   Directors   has   the
      Company's internal control responsibility of monitoring the and management information efficiency of the Company's internal
      systems.                          controls  and   management   information
                                        systems.

                                        The Audit Committee has the mandate to review the results of assessments of the Company's internal controls, including disclosure controls and procedures, and the steps adopted to correct significant internal control deficiencies, if any.

                                        The Audit Committee is also responsible for monitoring compliance with laws and regulations and with the Code of Ethics and Business Conduct of the Company, which can be viewed on the Company's website at www.zarlink.com.

                                        The Chief  Executive  Officer  and Chief
                                        Financial  Officer of the  Company  each
                                        certify in the Company's Reports on Form
                                        10-K and 10-Q that: they are responsible
                                        for   establishing,    maintaining   and
                                        regularly  evaluating the  effectiveness
                                        of the Company's internal controls; they
                                        have  made  certain  disclosures  to the
                                        Company's   auditors   and   the   audit
                                        committee  of  the  Board  of  Directors
                                        about the Company's  internal  controls;
                                        and they have  included  information  in
                                        the   Company's   annual  and  quarterly
                                        reports  about  their   evaluation   and
                                        whether  there  have  been   significant
                                        changes   in  the   Company's   internal
                                        controls or in other factors that could significantly affect internal controls subsequent to the evaluation.

2. (a) The Board of Directors The Board of Directors is composed of should be constituted with nine directors. The directors of the a majority of individuals Company have examined the relevant who qualify as unrelated definitions of the Governance directors. An "unrelated Guidelines, as well as the requirement director" is a director who of the proposed listing guidelines of
        is     independent       of     the  NYSE   that  a   majority   of  the
        management and is free from directors be "independent", and have any interest and any individually considered their respective business or other interests in and relationships with the
        relationship  which  could,     Company. As a consequence,  the Board of
        or  could   reasonably   be     Directors  has  determined  that,  on  a
        perceived to, materially rigorous application of these interfere with the definitions, the Board would be composed director's ability to act of eight unrelated and "independent" with a view to the best directors out of nine board members. As interests of the Company, the President and Chief Executive other than interests and Officer of the Company, Patrick J. relationships arising from Brockett is considered to be a "related"
        shareholding.                   director     under    the     Governance
                                        Guidelines.

                                        In addition,  applicable  corporate  law
                                        requires   that  at  least  25%  of  the
                                        Company's    directors    be   "resident
                                        Canadians"  as  defined  in  the  Canada
                                        Business Corporations Act.

2. (b)  If   the   Company   has  a     This  requirement  does not apply to the
        significant     shareholder     Company since it does not currently have
        (i.e.  one with the ability     a significant shareholder.
        to  exercise a majority  of
        the votes for the  election
        of the Board of Directors),
        the Board should  include a
        number of directors  who do
        not  have  interests  in or
        relationships  with  either
        the    Company    or    the
        significant shareholder and
        which  fairly  reflects the
        investment  in the  Company
        by shareholders  other than
        the significant shareholder.

3. The Board has the In determining whether or not a director responsibility for applying is "unrelated", as that term is defined the definition of "unrelated in the Governance Guidelines, the Board
      director"        to       the     considers all relevant facts  applicable
      circumstances     of     each     to a director.
      individual  director  and for
      disclosing on an annual Based on the foregoing and on the basis,1) whether the Board information provided by directors as to has a majority of unrelated their individual circumstances (see this directors and 2) the analysis Circular under "Election of Directors"), of the application of the the Board has determined that eight of principles supporting this the nine Board members are "unrelated"
      conclusion.                       to the Company. See Item 2(a) above.

4. The Board of Directors should The Nominating and Corporate Governance appoint a committee of Committee is composed exclusively of
      directors            composed     outside  (independent)   directors.   It
      exclusively of outside, i.e. reviews and recommends the slate of non-management, directors, a nominees to be proposed annually for majority of whom are election by the shareholders and unrelated directors, with the annually reviews the composition of the responsibility for proposing Board of Directors and its committees to to the full Board new determine if the members meet the nominees to the Board and for "independent" director criteria of the assessing directors on an proposed NYSE listing guidelines. The
      ongoing basis.                    Nominating   and  Corporate   Governance
                                        Committee  also  supervises and assesses
                                        the annual  performance  review  process
                                        for assessment of the  effectiveness  of
                                        each   director,   the  Board  and  each
                                        committee.

5. The Board of Directors should The Board has implemented and reviews, implement a process to be from time to time, a process to annually carried out by the nominating assess the effectiveness of the Board,
      committee       or      other     the  Board   committees  and  individual
      appropriate   committee   for     directors.  This  process  is under  the
      assessing the effectiveness supervision of the Nominating and of the Board as a whole, the Corporate Governance Committee. The last committees of the Board and full Board performance review was the contribution of completed by an outside consultant with
      individual directors.             feedback   delivered  to  the  Board  in
                                        February 2003.

6. The Company, as an integral The Board of Directors considers that element of the process for orienting and educating new directors is appointing new directors, an important element of ensuring should provide an orientation responsible corporate governance. In and education program for new addition to having extensive discussions
      recruits to the Board.            with  the   Chairman  of  the  Board  of
                                        Directors  and the  President  and Chief
                                        Executive Officer with respect to the business and operations of the Company, a new director receives a record of public and other information concerning the Company and prior minutes of recent meetings of the Board of Directors and applicable committees. The details of the orientation of each new director is tailored to that director's individual needs and areas of interest.

7. The Board of Directors should The Board of Directors believes that the examine its size and, with a number of nine directors is sufficient view to determining the and appropriate to effectively conduct impact of the number upon business. The Board of Directors, as effectiveness, undertake, presently constituted, brings together a where appropriate, a program mix of skills, backgrounds and to reduce the number of individual attributes that the Board of directors to a number which Directors considers appropriate to the
      facilitates   more  effective     stewardship of the Company.
      decision-making.

8.    The Board of Directors should     The  Compensation  and  Human  Resources
      review the adequacy and form Development Committee annually reviews of the compensation of the the compensation for non-executive directors and ensure the directors to ensure such compensation
      compensation    realistically     realistically        reflects        the
      reflects the responsibilities responsibilities and risk involved in and risk involved in being an being an effective director. Directors
      effective director.               who  are   executives   of  the  Company
                                        receive no additional  remuneration  for
                                        their   services   as   director.    The
                                        compensation of directors has not been changed since May 1998.

                                        See also the disclosure in this Circular
                                        under   "Compensation   of  Non-Employee
                                        Directors".

9.    Committees  of the  Board  of     The   Company    currently    has   four
      Directors should generally be committees, being the Audit Committee, composed of outside the Compensation and Human Resources directors, a majority of whom Development Committee, the Nominating are unrelated directors, and Corporate Governance Committee and although some Board the Executive Committee. All of these
      committees,   such   as   the     committees,  as  presently  constituted,
      executive committee, may comply with the Governance Guidelines. include one or more inside It is the intention of the Board of
      directors.                        Directors  to  reevaluate  from  time to
                                        time the composition of the various committees.

                                        The  four  committees  of the  Board  of
                                        Directors  have  been  established  with
                                        specific     mandates     and    defined
                                        authorities with a view to assisting the
                                        Board  of   Directors   in   efficiently
                                        carrying out its  responsibilities.  The
                                        Committee   members  are   reviewed  and
                                        appointed  yearly  after the election of
                                        Directors at the Meeting.  Set out below
                                        is  a   general   description   of   the
                                        committees of the Board of Directors and
                                        their   respective    mandates.    These
                                        mandates  can  also be  viewed  in their
                                        entirety  on  the  Company   website  at
                                        www.zarlink.com.

                                        Audit Committee

                                        The   Company   has  a  standing   Audit
                                        Committee,  required  to be  composed of
                                        three   "independent"    directors,   as
                                        defined   by   the    current    listing
                                        guidelines   of  the   NYSE,   who   are
                                        financially literate and at least one of
                                        whom was  determined  by the  Nominating
                                        and Corporate Governance Committee to be
                                        a "financial expert" within the proposed
                                        guidelines  established  by the SEC. The
                                        Nominating   and  Corporate   Governance
                                        Committee has reviewed the  requirements
                                        for one of the Audit  Committee  members
                                        to  be  a  "financial  expert"  and  has
                                        determined   that  Hubert  T.   Lacroix,
                                        Chairman of the Audit  Committee,  meets
                                        the  relevant  tests  for  a  "financial
                                        expert"   outlined  in  the  guidelines.
                                        Information   regarding   the  functions
                                        performed  by the Audit  Committee,  its
                                        membership,  and the number of  meetings
                                        held  during  the  fiscal  year,  is set
                                        forth  in  the   "Report  of  the  Audit
                                        Committee"  included  in this  Circular.
                                        The mandate of the Audit Committee is attached as Exhibit 1 to this Circular. The Company fully complies with the current listing guidelines of the NYSE relating to audit committees, including reviewing and assessing the adequacy of its mandate on an annual basis.

                                        The   Audit   Committee   is   presently
                                        composed of three outside and unrelated directors who are current members of the Board of Directors: Hubert T. Lacroix, Kent H.E. Plumley and Dr. Semir Sirazi.

                                        Compensation    and   Human    Resources
                                        Development Committee

                                        The  mandate  of  the  Compensation  and
                                        Human Resources Development Committee is
                                        outlined   under  "Report  on  Executive
                                        Compensation" included in this Circular.
                                        This mandate  further  includes a review
                                        of  the  compensation  of  directors  to
                                        ensure  the  compensation  realistically
                                        reflects the  responsibilities  and risk
                                        involved in being an effective director.
                                        The  Compensation  and  Human  Resources
                                        Development   Committee   is   presently
                                        composed of three outside and unrelated directors who are current members of the Board of Directors: Andre Borrel, Jules
                                        M. Meunier and Kent H.E. Plumley.

                                        Nominating   and  Corporate   Governance
                                        Committee

                                        The  mandate  of  the   Nominating   and
                                        Corporate Governance Committee is (i) to
                                        conduct  the  Chief  Executive   Officer
                                        candidate identification and appointment
                                        process;  (ii) to conduct  the  director
                                        identification,      appointment     and
                                        performance  assessment  processes;  and
                                        (iii)  to take  the  leadership  role in
                                        shaping    corporate    governance    by
                                        establishing, amending and monitoring the corporate governance processes and practices of the Company, including an annual review that members of the Board of Directors and its committees meet the "independent" director criteria of the proposed NYSE listing guidelines.

                                        The Nominating and Corporate  Governance
                                        Committee is presently  composed of four
                                        outside,   unrelated   and   independent
                                        directors who are current members of the Board of Directors: Dr. Henry Simon, Hubert T. Lacroix, Kirk K. Mandy and Kent H.E. Plumley.

                                        Executive Committee

                                        The mandate of the Executive Committee is to supervise, control and manage the business and affairs of the Company when the Board of Directors is not in session in order to execute in a timely fashion corporate plans and programs.

                                        The  Executive  Committee  is  presently
                                        composed of three outside, unrelated and
                                        independent  directors  who are  current
                                        members  of  the  Board  of   Directors:
                                        Hubert T. Lacroix, Kirk K. Mandy and Dr.
                                        Henry Simon, and one inside, related and
                                        not   independent   director  who  is  a
                                        current   member   of   the   Board   of
                                        Directors:  Patrick J. Brockett. In view
                                        of the  contribution  to the  Company of
                                        the   President   and  Chief   Executive
                                        Officer,  Patrick J. Brockett, the Board
                                        of     Directors      considered     the
                                        participation of Mr. Brockett on the Executive Committee to be essential and concluded that he should continue to serve on such committee.

10.   The Board of Directors should     The   Board   of   Directors   has   the
      expressly              assume     responsibility    for    adopting    and
      responsibility for, or assign enforcing good corporate governance to a committee of directors practices and processes. The Board has the general responsibility delegated to the Nominating and for, developing the Company's Corporate Governance Committee the approach to governance issues responsibility for taking a leadership and the Company's response to role in shaping corporate governance by
      the Governance Guidelines.        establishing,  amending  and  monitoring
                                        the corporate  governance  practices and
                                        processes  of the Company  and  ensuring
                                        that  they  are   consistent   with  all
                                        relevant   legislative   and  regulatory
                                        requirements.

11. The Board of Directors, A uniform position description has been together with the Chief adopted for each non-executive member of Executive Officer, should the Board of Directors and may be viewed develop position descriptions on the Company website at
      for  the  Board  and  for the     www.zarlink.com.
      Chief   Executive    Officer,
      including the definition of The Board of Directors has delegated to the limits to management's the President and Chief Executive
      responsibilities.          In     Officer   and  senior   management   the
      addition, the Board should responsibility for the day-to-day approve or develop the management of the business of the corporate objectives which Company, subject to compliance with the the Chief Executive Officer plans approved from time to time by the
      is responsible for meeting.       Board of Directors. In addition to those
                                        matters  which  must  by  law  or by the
                                        articles  or by-laws  of the  Company be
                                        approved by the Board of Directors,  the
                                        Board    has    specified    limits   to
                                        management's responsibilities and itself
                                        retains  responsibility  for significant
                                        changes in the Company's  affairs,  such
                                        as    approval    of    major    capital
                                        expenditures,  debt and equity financing
                                        arrangements       and       significant
                                        acquisitions and divestitures.

                                        The  Compensation  and  Human  Resources
                                        Development Committee develops each year
                                        the goals and performance objectives for
                                        the   President   and  Chief   Executive
                                        Officer and other senior  executives  of
                                        the  Company,   which   objectives   are
                                        submitted to the Board for approval, and assesses their performance against these goals and objectives at the end of each fiscal year.

                                        All   of   the    Company's    employees
                                        (including  the senior  executives)  are
                                        also  subject  to a Code of  Ethics  and
                                        Business  Conduct,  a copy of  which  is
                                        available  on the  Company's  website at
                                        www.zarlink.com.   The  Chief  Executive
                                        Officer, the Chief Financial Officer and the Corporate Controller of the Company must, in addition, meet the standards and requirements of the Supplementary Code of Ethics and Business, which can be viewed on the Company's website at www.zarlink.com.

12.   The Board of Directors should     The  Chairman of the Board of  Directors
      have  in  place   appropriate     is  an   independent   director  and  is
      structures  and procedures to     separate  from  management  and  ensures
      ensure  that  the  Board  can     that the Board of Directors can function
      function   independently   of     independently    of    management.    In
      management.   An  appropriate     addition,  the Board of Directors  holds
      structure  would  be  to  (i)     quarterly  sessions  at  meetings of the
      appoint  a chair of the Board     Board of  Directors  without  management
      who  is  not  a   member   of     present.
      management               with
      responsibility  to ensure the
      Board      discharges     its
      responsibilities    or   (ii)
      adopt alternate means such as
      assigning this responsibility
      to a  committee  of the Board
      or to a director, referred to
      as   the   "lead   director".
      Appropriate   procedures  may
      involve the Board  meeting on
      a   regular   basis   without
      management   present  or  may
      involve  expressly  assigning
      the     responsibility    for
      administering   the   Board's
      relationship  with management
      to a committee of the Board.

13.   The audit committee should be     The  mandate  of  the  Audit   Committee
      composed  entirely of outside     states  that  all  the  members  of  the
      directors.                        committee    must    be    "independent"
                                        directors as defined by the current listing guidelines of the NYSE. As at the date hereof, all of the members of the Audit Committee are outside and "unrelated" directors within the meaning of the Governance Guidelines.

      The         roles         and     The   responsibilities   of  the   Audit
      responsibilities of the audit Committee are set out in its mandate, a committee should be copy of which is attached hereto as
      specifically defined so as to     Exhibit 1.
      provide appropriate  guidance
      to audit committee members as
      to their duties.

      The audit committee should The mandate of the Audit Committee have direct communication provides that the Audit Committee shall channels with the internal meet separately, at least quarterly, and external auditors to with management, with the internal discuss and review specific control self-assessment committee and issues as appropriate and the with the external auditors. The Audit committee duties should Committee has the responsibility of
      include             oversight     reviewing with the external auditors any
      responsibility for management audit problems or difficulties and reporting on internal management's response thereto. Further, control. In addition, the the Audit Committee has the mandate to audit committee should ensure review the results of assessments of the that management has designed Company's internal controls, including and implemented an effective disclosure controls and procedures, and
      system of internal control.       the steps adopted to correct significant
                                        internal control deficiencies, if any.

14. The Board of Directors should Directors of the Company may request to implement a system which engage outside advisors at the expense enables an individual of the Company with respect to corporate director to engage an outside governance matters and in other adviser at the expense of the circumstances judged appropriate by the Company in appropriate Nominating and Corporate Governance circumstances. The engagement Committee. All such requests are should be subject to the monitored and approved by the Nominating
      approval  of  an  appropriate     and Corporate Governance Committee.
      committee of the Board.

                              FINANCIAL INFORMATION
                        IN ACCORDANCE WITH CANADIAN GAAP
                    FOR THE FISCAL YEAR ENDED MARCH 28, 2003

The consolidated financial information as set out in the Company's Fiscal 2003 Annual Report is in United States (U.S.) dollars and in accordance with U.S. GAAP. In keeping with the requirements of Canadian legislation, the Company is also providing its shareholders with consolidated financial information in accordance with Canadian GAAP (in United States dollars). The generally accepted accounting principles in Canada differ in some respects from those applicable in the U.S.

                           ZARLINK SEMICONDUCTOR INC.
           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                 AND RESULTS OF OPERATIONS - CANADIAN SUPPLEMENT

           (in millions of U.S. dollars, except per share amounts, and in accordance with Canadian GAAP)

The following Management's Discussion and Analysis of Financial Condition and Results of Operations - Canadian Supplement ("Canadian Supplement") should be read in conjunction with Zarlink's Management's Discussion and Analysis of Financial Condition and Results of Operations included in its annual report on Form 10-K with the U.S. Securities and Exchange Commission for the year ended March 28, 2003. The Canadian Supplement should also be read in conjunction with the audited consolidated financial statements and notes thereto prepared in accordance with U.S. GAAP included in the Company's Annual Report on Form 10-K for the year ended March 28, 2003 and the audited consolidated financial statements and notes thereto prepared in accordance with Canadian generally accepted accounting principles ("Canadian GAAP") included elsewhere in this document and in the Company's Annual Information Form for the year ended March 28, 2003.

Certain statements in this Canadian Supplement constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Zarlink, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks, uncertainties and assumptions include the following: general economic and business conditions; demographic changes; import protection and regulation; rapid technology development and changes;
timing of product introductions; the mix of products/services; industry competition, industry capacity and other industry trends; and the ability of Zarlink to attract and retain key employees. Readers are encouraged to consider these risks that are discussed in the Company's Form 10-K for the year ended March 28, 2003.

RESULTS OF OPERATIONS

                                                                                                  Years Ended
                                                                                    -------------------------------------------
                                                                                    March 28,       March 29,        March 30,
(millions of U.S. dollars)                                                            2003            2002             2001
                                                                                    ---------       ---------        ----------
Loss from continuing operations before income taxes - US GAAP                       $  (59.2)       $  (122.2)       $  (274.8)
                                                                                    ========        =========        =========

Loss from continuing operations before income taxes - CDN GAAP                      $  (64.9)       $  (153.2)       $  (208.1)
                                                                                    ========        =========        =========

Net loss for the year from continuing operations - US GAAP                          $  (60.3)       $  (120.8)       $  (278.4)
                                                                                    ========        =========        =========

Net loss for the year from continuing operations - CDN GAAP                         $  (67.6)       $  (150.3)       $  (209.3)
                                                                                    ========        =========        =========

Net loss per common share from continuing operations - US GAAP                      $  (0.49)      $    (0.98)      $    (2.32)
                                                                                    ========        =========        =========

Net loss per common share from continuing operations - CDN GAAP                     $  (0.55)      $    (1.21)      $    (1.74)
                                                                                    ========        =========        =========

Net loss - US GAAP                                                                  $  (57.9)       $  (120.8)       $  (270.8)
                                                                                    ========        =========        =========

Net loss - CDN GAAP                                                                 $  (65.2)       $  (150.3)       $  (200.8)
                                                                                    ========        =========        =========

Net loss per common share - US GAAP                                                 $  (0.47)      $    (0.98)      $    (2.25)
                                                                                    ========        =========        =========

Net loss per common share  - CDN GAAP                                               $  (0.53)      $    (1.21)      $    (1.67)
                                                                                    ========        =========        =========

The difference in loss from continuing operations between U.S. and Canadian GAAP was principally due to differences in the treatment of stock compensation expense and fair value methods used when recording an impairment charge for long-lived and intangible assets.

A stock compensation recovery is not recorded in the Company's earnings under Canadian GAAP and as a result increased the loss from continuing operations and net loss under Canadian GAAP as compared to U.S. GAAP by $1.4 in Fiscal 2003 (2002 - $8.4; 2001 - $3.8).

The  Canadian  GAAP  loss  from  continuing   operations  was  higher  than  the
corresponding U.S. GAAP amounts due to differences in the net book values of certain tangible and intangible assets resulting from different methods used to determine fair values resulting from their impairment. The different net book values of tangible and intangible assets resulted in a higher amortization expense under Canadian GAAP by $3.7 for the year ended March 28, 2003 (2002 - higher by $28.8; 2001 - lower by $2.3). The difference in net book values also resulted in a higher loss on sale of the Bromont business under Canadian GAAP by $5.0 during Fiscal 2002. In addition, the special charge for the impairment of fixed and intangible assets under Canadian GAAP was lower by $42.7 during the year ended March 30, 2001.

Differences may also arise between Canadian and U.S. GAAP where income tax expense is calculated using substantively enacted income tax rates and from different movements in recorded Canadian and U.S. GAAP timing differences. Under U.S. GAAP, income tax expense is calculated using only enacted tax rates. For the year ended March 28, 2003, timing differences resulted in Canadian GAAP income tax expense being higher by $1.6 (2002 - income tax recovery higher by $1.5; 2001 - income tax expense lower by $2.4). The differences in Fiscal 2002 and 2001 were due to the income tax rates applied and to timing differences.

Under Canadian GAAP, capital taxes are included in operating income and investment tax credits are deducted from the related research and development expense. Under U.S. GAAP, capital taxes and investment tax credits are included in income tax expense. As a result of these differences in presentation, Zarlink's operating loss and income tax expense under Canadian GAAP was higher by $0.4 and investment tax credits of $nil were recorded during Fiscal 2003. The Canadian GAAP operating loss and income tax recovery was higher by $1.0 in Fiscal 2002 and no investment tax credits were recorded during that period. In Fiscal 2001, the Canadian GAAP operating loss was lower by $2.7 and the income tax expense was higher by the same amount.

Differences also arose between Canadian and U.S. GAAP in the determination of the results from discontinued operations in Fiscal 2001. There were no differences between Canadian and U.S. GAAP with respect to discontinued operations included in the results from operations in Fiscal 2003 and Fiscal 2002. The differences in Fiscal 2001 included stock compensation expense under U.S. GAAP and the treatment of previously acquired in-process research and development ("R&D"). Under U.S. GAAP, acquired in-process R&D is expensed immediately while it is deferred and amortized over its estimated useful life under Canadian GAAP. The difference in accounting for stock compensation expense resulted in Canadian GAAP income from discontinued operations being higher by $1.2 in Fiscal 2001. The difference in accounting for previously acquired in-process R&D resulted in Canadian GAAP income from discontinued operations being lower by $0.3 in Fiscal 2001. In addition, income taxes on discontinued operations would be different where enacted tax rates are used under U.S. GAAP instead of substantively enacted income tax rates under Canadian GAAP. This difference resulted in Canadian GAAP income from discontinued operations being lower by $0.4 in Fiscal 2001.

Differences also arose between U.S. and Canadian GAAP earnings in each of the years for the two year period ended March 29, 2002 due to foreign exchange translation differences between U.S. and Canadian GAAP. As a result of the Company's change in reporting currency to U.S. dollars in Fiscal 2002, historical results were restated in accordance with U.S. and Canadian GAAP. Under U.S. GAAP, the restatement of the Company's Fiscal 2001 results was calculated using the average rate for that period. Under Canadian GAAP, a translation of convenience is permitted whereby all historical results are converted using the rate at the time of the last published financial statements prior to adopting the new reporting currency. Accordingly, the exchange rates used by the Company were as at September 28, 2001. As a result of the different methods of translation, Canadian GAAP earnings were higher by $2.0 for the year ended March 29, 2002 (2001 - higher by $7.8). Included in these differences were amounts relating to discontinued operations that totaled $nil in Fiscal 2002 (2001 - lower under Canadian GAAP by $0.4).

In Fiscal 2003, Other Expense under Canadian GAAP included a gain on the reduction in the net investment of one of the Company's subsidiaries. As a result, the Canadian GAAP loss from continuing operations was lower than the corresponding U.S. GAAP amount by $0.3

Under Canadian GAAP, unrealized gains and losses on forward contracts identified as hedges may be deferred as long as there is reasonable assurance that the hedge will be effective. Under US GAAP, deferral is allowed for contracts meeting the requirements for cash flow hedging. Prior to the adoption of FAS 133, deferral was allowed only on contracts intended to hedge identifiable firm commitments. The difference in accounting resulted in Canadian GAAP operating income that was lower than US GAAP operating income by $0.7 (2002 - higher by $6.6, 2001 - higher by $11.1).

AUDITORS' REPORT

To the Shareholders of Zarlink Semiconductor Inc.:

We have audited the consolidated balance sheets of Zarlink Semiconductor Inc. as at March 28, 2003 and March 29, 2002 and the consolidated statements of shareholders' equity, loss and cash flows for each of the years in the three-year period ended March 28, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with Canadian and United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at March 28, 2003 and March 29, 2002, and the results of its operations and its cash flows for each of the years in the three-year period ended March 28, 2003, in accordance with Canadian generally accepted accounting principles.

On April 30, 2003, we reported separately to the shareholders of Zarlink Semiconductor Inc. on financial statements for the same periods, prepared in accordance with United States generally accepted accounting principles.

                                                       /s/ Ernst & Young LLP
                                                       -------------------------
Ottawa, Canada                                             Ernst & Young LLP
April 30, 2003                                             Chartered Accountants

                           Zarlink Semiconductor Inc.
                     (incorporated under the laws of Canada)
                           CONSOLIDATED BALANCE SHEETS
                     (in millions of U.S. dollars, CDN GAAP)

                                                                                               March 28,      March 29,
                                                                                                 2003           2002
                                                                                               ---------      ---------
ASSETS
Current assets:
 Cash and cash equivalents                                                                     $   23.5       $   75.6
 Short-term investments                                                                            89.5           78.8
 Restricted cash                                                                                    6.2           --
 Trade accounts receivable - net                                                                   20.3           24.2
 Other receivables                                                                                  4.2            5.5
 Inventories                                                                                       24.0           33.0
 Future income tax assets                                                                           1.0            4.0
 Prepaid expenses and other                                                                         7.4           13.9
                                                                                               --------       --------
                                                                                                  176.1          235.0
Fixed assets - net                                                                                 58.4           63.5
Long-term receivables                                                                              31.8           29.7
Long-term investments                                                                              --             14.1
Other assets                                                                                        4.5            2.7
                                                                                               --------       --------
                                                                                               $  270.8       $  345.0
                                                                                               ========       ========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
 Trade accounts payable                                                                        $   10.1       $   14.6
 Employee-related accruals                                                                         15.5           11.7
 Income and other taxes payable                                                                    13.0            5.9
 Provisions for exit activities                                                                     4.2           19.8
 Other accrued liabilities                                                                         12.6           17.7
 Deferred credits                                                                                   1.1            2.0
 Current portion of long-term debt                                                                  0.6            2.1
                                                                                               --------       --------
                                                                                                   57.1           73.8
Long-term debt                                                                                      0.2            0.7
Pension liabilities                                                                                14.3           14.9
Future income tax liabilities                                                                       7.4            8.3
                                                                                               --------       --------
                                                                                                   79.0           97.7
                                                                                               --------       --------
Commitments and contingencies (Notes 10, 12 and 13)

Shareholders' equity:
 Preferred shares,  unlimited shares  authorized;  1,451,600 shares issued and
   outstanding (March 29, 2002 - 1,558,700)                                                        20.9           22.6
 Common shares,  unlimited shares authorized;  no par value;
   127,265,316 shares issued and outstanding (March 29, 2002 - 127,082,123)                       407.8          407.1
 Contributed surplus                                                                                5.8            5.8
 Deficit                                                                                         (256.3)        (189.1)
 Translation account                                                                               13.6            0.9
                                                                                               --------       --------
                                                                                                  191.8          247.3
                                                                                               --------       --------
                                                                                               $  270.8       $  345.0
                                                                                               ========       ========

On behalf of the Board:
Dr. Henry Simon, Director
Patrick J. Brockett, Director

        (See accompanying notes to the consolidated financial statements)

                           Zarlink Semiconductor Inc.
                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                     (in millions of U.S. dollars, CDN GAAP)

                                      Common Shares
                                  ----------------------
                                   Number of     Paid in                                   Retained                       Total
                                    Shares       Capital     Preferred      Contributed    Earnings     Translation    Shareholders'
                                  (millions)      Amount       Shares         Surplus      (Deficit)       Account        Equity
------------------------------    ----------    --------     ----------     -----------    ---------    ------------   -------------
Balance, March 31, 2000             114.0     $  206.3     $   23.4         $  5.8        $  169.0       $  (2.2)      $  402.3
Net loss                                                                                    (200.8)                      (200.8)
Change in accounting policy
  for income taxes                                                                            (3.0)                        (3.0)
Issuance of common stock for
  acquisitions                       11.0        190.4                                                                    190.4
Issuance of common stock under
  stock benefit plans                 1.1          5.6                                                                      5.6
Redemption of preferred shares                                 (0.2)                                                       (0.2)
Preferred share dividends                                                                     (2.0)                        (2.0)
Exchange rate movement                                                                                       7.3            7.3
Reduction of net investments
  in subsidiaries                                                                                           (2.2)          (2.2)
                                   ------     --------     --------         ------        --------       -------       --------

Balance, March 30, 2001             126.1        402.3         23.2            5.8           (36.8)          2.9          397.4
Net loss                                                                                    (150.3)                      (150.3)
Issuance of common stock under
  stock benefit plans                 1.0          4.8                                                                      4.8
Common share issue costs                                                                      (0.1)                        (0.1)
Redemption of preferred shares                                 (0.6)                                                       (0.6)
Preferred share dividends                                                                     (1.9)                        (1.9)
Exchange rate movement                                                                                      (1.8)          (1.8)
Reduction of net investments
  in subsidiaries                                                                                           (0.2)          (0.2)
                                   ------     --------     --------         ------        --------       -------       --------

Balance, March 29, 2002             127.1        407.1         22.6            5.8          (189.1)          0.9          247.3
Net loss                                                                                     (65.2)                       (65.2)
Issuance of common stock under
  stock benefit plans                 0.2          0.7                                                                      0.7
Redemption of preferred shares                                                                              (1.7)          (1.7)
Preferred share dividends                                                                     (2.0)                        (2.0)
Exchange rate movement                                                                                      12.9           12.9
Reduction of net investments
  in subsidiaries                                                                                           (0.2)          (0.2)
                                   ------     --------     --------         ------        --------       -------       --------
Balance, March 28, 2003             127.3     $  407.8     $   20.9         $  5.8        $ (256.3)      $  13.6       $  191.8
                                   ======     ========     ========         ======        ========       =======       ========

        (See accompanying notes to the consolidated financial statements)

                           Zarlink Semiconductor Inc.
                         CONSOLIDATED STATEMENTS OF LOSS
        (in millions of U.S. dollars, except per share amounts, CDN GAAP)

                                                                                                  Years Ended
                                                                                    -----------------------------------------
                                                                                    March 28,       March 29,       March 30,
                                                                                       2003            2002            2001
                                                                                    ---------       ---------       ---------
Revenue                                                                             $   193.8       $   219.4       $   426.9

Cost of revenue                                                                         104.2           159.6           214.7
                                                                                    ---------       ---------       ---------
Gross margin                                                                             89.6            59.8           212.2
                                                                                    ---------       ---------       ---------

Expenses:
Research and development                                                                 88.8            82.4            85.9
Selling and administrative                                                               50.5            55.2            79.5
Loss (recovery) on sale of business - net                                                (2.5)           10.0            --
Special charges                                                                          --              40.4           185.1
Amortization of acquired intangibles                                                     --              24.5            59.9
                                                                                    ---------       ---------       ---------
                                                                                        136.8           212.5           410.4
                                                                                    ---------       ---------       ---------
Operating loss from continuing operations                                               (47.2)         (152.7)         (198.2)

Other income (expense) - net                                                            (16.7)            0.4             8.5
Interest expense                                                                         (1.0)           (0.9)          (10.7)
Debt issue costs                                                                          --              --             (7.7)
                                                                                    ---------       ---------       ---------

Loss from continuing operations before income taxes                                     (64.9)         (153.2)         (208.1)

Income tax expense (recovery)                                                             2.7            (2.9)            1.2
                                                                                    ---------       ---------       ---------

Net loss from continuing operations                                                     (67.6)         (150.3)         (209.3)

Discontinued operations - net of tax                                                      2.4            --               8.5
                                                                                    ---------       ---------       ---------

Net loss                                                                            $   (65.2)      $  (150.3)      $  (200.8)
                                                                                    =========       =========       =========

Net loss attributable to common shareholders after
  preferred share dividends                                                         $   (67.2)      $  (152.2)      $  (202.8)
                                                                                    =========       =========       =========

Net loss per common share:
Net loss per common share from continuing operations:
Basic and diluted                                                                   $   (0.55)      $   (1.21)      $   (1.74)
                                                                                    =========       =========       =========
Net loss per common share:
Basic and diluted                                                                   $   (0.53)      $   (1.21)      $   (1.67)
                                                                                    =========       =========       =========
Weighted average number of common shares outstanding (millions)
Basic                                                                                   127.1           125.6           121.1
                                                                                    =========       =========       =========

        (See accompanying notes to the consolidated financial statements)

                           Zarlink Semiconductor Inc.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                     (in millions of U.S. dollars, CDN GAAP)

                                                                                                    Years ended
                                                                                     ------------------------------------------
                                                                                     March 28,        March 29,       March 30,
                                                                                       2003             2002            2001
                                                                                     ---------        ---------       ---------
CASH PROVIDED BY (USED IN)

Operating activities:
 Net loss                                                                            $  (65.2)        $ (150.3)        $ (200.8)
 Amortization of fixed and other assets                                                  18.4             53.5            133.6
 Future income taxes                                                                      2.4             (3.4)             1.3
 Other non-cash changes in operating activities                                          18.3             56.4            136.2
 Decrease (increase) in working capital:
  Trade accounts and other receivables                                                    8.8             22.6             51.9
  Inventories                                                                            12.0             20.3            (16.0)
  Trade accounts payable and other accrued liabilities                                  (17.1)           (22.3)           (18.8)
  Deferred credits                                                                       (1.4)            (1.3)            (4.4)
  Prepaid expenses and other                                                             (0.9)             0.4             (0.2)
                                                                                     --------         --------         --------
Total                                                                                   (24.7)           (24.1)            82.8
                                                                                     --------         --------         --------

Investing activities:
 Purchased short-term investments                                                      (252.7)          (108.1)           (45.5)
 Matured short-term investments                                                         243.8             27.8             71.8
 Expenditures for fixed and other assets                                                 (8.1)           (30.7)           (69.7)
 Proceeds from disposal of fixed and other assets                                         0.4             33.4              1.0
 Proceeds from sale of long-term investments                                              4.2              --               --
 Increase in long-term investments                                                       (0.4)            (2.0)            (4.9)
 Proceeds from repayment of note receivable                                              --                4.4              --
 Acquisitions, net of cash acquired                                                      --                --               6.5
 Proceeds from sale of discontinued operations - net                                     --                1.3            183.3
                                                                                     --------         --------         --------
Total                                                                                   (12.8)           (73.9)           142.5
                                                                                     --------         --------         --------

Financing activities:
 Repayment of long-term debt                                                             --               (2.7)          (126.7)
 Repayment of capital lease liabilities                                                  (2.0)            (5.2)           (46.5)
 Pension plan settlement                                                                 (8.0)             --               --
 Hypothecation of cash under letters of credit                                           (6.2)             --               --
 Payment of dividends on preferred shares                                                (1.5)            (1.9)            (2.0)
 Issue of common shares                                                                   0.7              4.9              5.6
 Repurchase of preferred shares                                                          (1.6)            (0.7)            (0.3)
                                                                                     --------         --------         --------
Total                                                                                   (18.6)            (5.6)          (169.9)
                                                                                     --------         --------         --------

Effect of currency translation on cash and cash equivalents                               4.0             (0.5)             0.5
                                                                                     --------         --------         --------

Increase (decrease) in cash and cash equivalents                                        (52.1)          (104.1)            55.9

Cash and cash equivalents, beginning of year                                             75.6            179.7            123.8
                                                                                     --------         --------         --------

Cash and cash equivalents, end of year                                               $   23.5         $   75.6         $  179.7
                                                                                     ========         ========         ========

        (See accompanying notes to the consolidated financial statements)

                           ZARLINK SEMICONDUCTOR INC.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
        (in millions of U.S. dollars, except per share amounts, CDN GAAP)

1.    NATURE OF OPERATIONS

      Zarlink is an international semiconductor product supplier. The Company's principal business activities comprise the manufacture and distribution of microelectronic components for the communications industry. The principal markets for the Company's products are the Asia/Pacific region, Europe, the United States, and Canada.

2.    ACCOUNTING POLICIES

      These consolidated financial statements have been prepared by management in accordance with Canadian generally accepted accounting principles ("GAAP").

      The preparation of financial statements in conformity with Canadian GAAP principles requires management to make estimates and assumptions that affect the reported assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates and such differences may be material.

      (A)   FISCAL YEAR END

      The Company's fiscal year end is the last Friday in March. Normally this results in a fifty-two week year with four thirteen-week quarters.

      (B)   BASIS OF CONSOLIDATION

      The consolidated financial statements include the accounts of the Company and of its wholly owned subsidiary companies. Investments in associated companies in which the Company has significant influence are accounted for by the equity method. Investments in companies the Company does not control or over which it does not exercise significant influence are accounted for using the cost method. All significant intercompany balances have been eliminated on consolidation.

      (C)   CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS

      All highly liquid investments with original maturities of three months or less are classified as cash and cash equivalents. The fair value of cash equivalents approximates the amounts shown in the financial statements. Short-term investments comprise highly liquid debt instruments that are held to maturity with terms of usually not greater than one year. Short-term investments are carried at amortized cost, which approximates their fair value.

      (D)   RESTRICTED CASH

      Restricted cash consists of cash and cash equivalents pledged with a bank as collateral for various letters of credit, as required under the terms of the Company's revolving global credit facility.

      (E)   INVENTORIES

      Inventories are valued at the lower of average cost and net realizable value for work-in-process and finished goods, and lower of average cost and current replacement cost for raw materials. The cost of inventories includes material, labor and manufacturing overhead.

      (F)   FIXED AND ACQUIRED INTANGIBLE ASSETS

      Fixed assets are initially recorded at cost, net of related research and development and other government assistance. Goodwill is initially recorded at the excess of the Company's cost over the amount of the fair value of the net identifiable assets acquired in a business combination. The Company evaluates the realizability of these assets based upon the fair value as estimated by reference to undiscounted expected future cash flows of the related assets. When management performs future assessments of these long-lived assets in the coming quarters, a decline in the realizability of these assets below carrying value may require the Company to recognize an impairment on the carrying value of its fixed assets and that amount could be material.

        (in millions of U.S. dollars, except per share amounts, CDN GAAP)

      Amortization is provided on the bases and at the rates set out below:

      Assets                                     Basis               Rate
      ---------------------------------------    -----------------   ----------
      Buildings                                  Straight-line           2 - 4%
      Equipment                                  Declining balance     20 - 30%
                                                 Straight-line       10 - 33.3%
      Leasehold improvements                     Straight-line              10%
      Goodwill and other acquired intangibles    Straight-line              50%
      Patents and trademarks                     Straight-line              20%

      (G)   INVESTMENTS IN PRIVATE COMPANIES

      Investments in non-publicly traded companies in which the Company has less than 20% of the voting rights and in which it does not exercise significant influence are evaluated on a periodic basis for possible impairment. Appropriate reductions in carrying values are made when necessary. These investments are included in long-term investments on the Company's balance sheet and are carried at cost, net of write-downs for impairment.

      (H)   FOREIGN CURRENCY TRANSLATION

      The Company uses the current rate method of foreign currency translation to translate the accounts of its foreign subsidiaries. The resulting unrealized gains or losses are deferred and included in shareholders' equity until there is a reduction in the net investment in a foreign operation.

      Historical amounts, including the results of operations to September 28, 2001, were translated using the translation method of convenience on adoption of the United States dollar as the Company's reporting currency in the third quarter ended December 28, 2001.

      (I)   DERIVATIVE FINANCIAL INSTRUMENTS

      The Company enters into forward and option contracts intended to hedge its estimated net foreign currency cash requirements, and certain significant transactions, generally over the ensuing twelve months. The Company does not hold or issue financial instruments for trading or speculative purposes.

      The Company formally documents all relationships between hedging instruments and hedged items, as well as its risk management objective and strategy for undertaking various hedge transactions. This process includes linking all derivatives to specific firm commitments or forecasted transactions. The Company also formally assesses, both at the hedge's inception and on an ongoing basis, whether the derivatives that are used in hedging transactions are highly effective in offsetting changes in fair values or cash flows of hedged items.

      All forward and option contracts are marked to market and the resulting gains and losses are deferred and included in the measurement of the related transactions when they occur. Premiums paid with respect to option contracts are deferred and charged to net earnings over the contract period.

      Realized and unrealized gains or losses associated with derivative instruments, which have been terminated or cease to be effective prior to maturity, are deferred under other current, or non-current, assets or liabilities on the balance sheet and recognized in income in the period in which the underlying hedged transaction is recognized. In the event a designated hedged item is sold, extinguished or matures prior to the termination of the related derivative instrument, any realized or unrealized gain or loss on such derivative instrument is recognized in income.

      (J)   REVENUE RECOGNITION

      Continuing operations

      Revenue from the sale of products is recognized at the time goods are shipped to customers. The Company's semiconductor products are primarily non-commodity, specialized products that are proprietary in design and used by multiple customers. Customer acceptance provisions for performance requirements are generally based on seller-specified criteria, and are demonstrated prior to shipment.

        (in millions of U.S. dollars, except per share amounts, CDN GAAP)

      The Company accrues for distributor stock rotations and other allowances as a reduction of revenue at the time of shipment based on the Company's experience. The Company's accounting policies for revenue recognition comply with the provisions of the Securities and Exchange Commission's Staff Accounting Bulletin No. 101 ("SAB 101").

      Discontinued operations

      Revenue from the sale of products was recognized at the time goods were shipped to customers. Revenue from the sale of communications systems including integration and installation services was recognized on a percentage of completion basis. Revenue from service was recognized at the time services were rendered. Billings in advance of services were included in deferred revenue. Estimated warranty costs associated with these revenues were provided for at the time of the sale.

      (K)   INCOME TAXES

      Income taxes are accounted for using the liability method of accounting for income taxes. Under this method, future income tax assets and liabilities are determined based on differences between the tax and accounting bases of assets and liabilities as well as for the benefit of losses available to be carried forward to future years for tax purposes that are more likely than not to be realized. Future income tax assets and liabilities are measured using enacted tax rates to apply to taxable income in the years in which temporary differences are expected to be recovered or settled. Future income tax assets are recognized only to the extent, in the opinion of management, it is more likely than not that the future income tax assets will be realized.

      Investment tax credits ("ITC") are taken into income on the same basis as the related expenditures are charged to income or applied against acquired fixed assets, as applicable, provided the Company expects the credits to be realized. Management periodically reviews the reasonable assurance of realizing the ITC carryforward and timing difference benefits in the determination of their accounting recognition. Such review may result in the recording of the accounting benefit for these timing differences and ITC carryforwards, as the circumstances warrant, and the recognition of loss carryforwards, as realized.

      (L)   RESEARCH AND DEVELOPMENT COSTS

      Research costs are charged to earnings in the periods in which they are incurred. The Company interprets the criteria for deferral of development costs on a very stringent basis under which few, if any, costs qualify for deferment. In the three years ended March 28, 2003, all development costs, except acquired intangibles purchased in a business combination, were expensed as incurred.

      (M)   EMPLOYEE FUTURE BENEFITS

      Defined benefit pension expense, based on management's assumptions, consist of actuarially computed costs of pension benefits in respect of the current year's service; imputed interest on plan assets and pension obligation; and straight-line amortization of experience gains and losses, assumption changes and plan amendments over the expected average remaining service life of the employee group.

      The  costs of  retirement  benefits,  other  than  pensions,  and  certain post-employment  benefits  are  recognized  over the  period  in which the employees render services in return for those benefits. Other post-employment benefits are recognized when the event triggering the obligation occurs.

      (N)   CHANGE IN ACCOUNTING POLICIES

      In June 2001, the Canadian Institute of Chartered Accountants ("CICA") issued new CICA Handbook sections 1581, "Business Combinations" ("Section 1581") and 3062, "Goodwill and Other Intangible Assets" ("Section 3062").
      Section 1581 requires that all business combinations initiated after June 30, 2001 be accounted for under the purchase method of accounting and addresses the initial recognition and measurement of assets acquired, including goodwill and other intangibles, and liabilities assumed in a business combination. The Company adopted Section 1581 on a prospective basis at the beginning of Fiscal 2003. The adoption of Section 1581 did not have a material effect on the Company's financial statements, but will impact the accounting treatment of future acquisitions.

        (in millions of U.S. dollars, except per share amounts, CDN GAAP)

      Section 3062 addresses the initial recognition and measurement of intangible assets subsequent to their acquisition. Section 3062 provides that intangible assets with finite useful lives be amortized and that goodwill and intangible assets with indefinite lives will not be amortized, but rather will be tested at least annually for impairment. The Company adopted Section 3062 on a prospective basis at the beginning of Fiscal 2003. As at the beginning of Fiscal 2003, the Company did not have any goodwill or intangible assets with indefinite lives recorded on the balance sheet. Accordingly, no transition impairment charge is necessary to be recognized under Section 3062, nor was there a material impact on the Company's financial statements on adoption of the new rules. The impact of Sections 1581 and 3062 on net loss and net loss per common share if the standards had been in effect for the comparative prior periods is as follows:

                                                                               2003            2002             2001
                                                                            ----------      ----------      ----------
      Net loss, as reported                                                 $   (65.2)      $  (150.3)      $  (202.8)
      Adjustments:
        Amortization of goodwill                                                 --               5.1            46.5
        Impairment of goodwill                                                   --              --             (46.5)
                                                                            ---------       ---------       ---------
                                                                            $   (65.2)      $  (145.2)      $  (202.8)
                                                                            =========       =========       =========

      Basic and diluted net loss per common share, as reported              $   (0.53)      $   (1.21)      $   (1.67)
                                                                            =========       =========       =========

      Basic and diluted net loss per common share, adjusted                 $   (0.53)      $   (1.17)      $   (1.67)
                                                                            =========       =========       =========

      In November 2001, the CICA issued CICA Handbook Section 3870, Stock-Based Compensation and Other Stock-Based Payments ("Section 3870"). Section 3870 establishes standards for the recognition, measurement, and disclosure of stock-based compensation and other stock-based payments made in exchange for goods and services. It applies to transactions, including non-reciprocal transactions, in which an enterprise grants shares of common stock, stock options, or other equity instruments or incurs liabilities based on the price of common stock or other equity instruments. Section 3870 outlines a fair value based method of accounting for certain stock-based transactions, effective January 1, 2002 and applied to awards granted on or after that date. As permitted by Section 3870, the Company did not adopt the provisions in respect of the fair value method of accounting for all of its employee stock-based compensation and was not affected by the requirements to account for the fair value of certain other stock-based transactions. The Company does not recognize compensation when options are granted to employees and directors and the plans have no cash compensation features.

      As a result of following the CICA's Emerging Issues Committee (EIC) Abstract 98, Stock-Based Compensation Plans - Disclosures, the Company provided the majority of the disclosure required by Section 3870 in the Fiscal 2002 Annual Report. During the year ended March 28, 2003, there was no impact on the Company's financial position, results of operations and cash flows. The additional disclosure required by Section 3870 as a result of the Company not adopting the fair value method of accounting for employee stock-based compensation has been provided retroactively.

      The CICA issued Accounting Guideline 14, Disclosure of Guarantees ("AcG-14"). The new Guideline requires additional disclosure by a guarantor in its interim and annual financial statements about its obligations under certain guarantees. The new guideline harmonizes Canadian disclosure requirements with the corresponding U.S. GAAP requirements under Financial Accounting Standards Board ("FASB") Interpretation No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others ("FIN 45"). The Company adopted this Guideline in the third quarter of Fiscal 2003. The provisions of the Guideline did not affect the Company's financial position, results of operations, or cash flows.

        (in millions of U.S. dollars, except per share amounts, CDN GAAP)

      (O)   RECENT ACCOUNTING PRONOUNCEMENTS

      The CICA has issued CICA Handbook Section 3475, "Disposal of Long-Lived Assets and Discontinued Operations" ("Section 3475"). The provisions of
      Section 3475 apply to disposal activities initiated by an enterprise's commitment to a plan on or after May 1, 2003, with earlier adoption encouraged. The new standard replaces requirements for the disposal of assets and discontinued operations that were contained in Section 3061, "Property, Plant and Equipment", and in the previous Section 3475, "Discontinued Operations, and harmonizes Canadian GAAP requirements with the corresponding U.S. GAAP requirements under FASB's Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"). Application of the new
      Section 3475 is prospective and adoption of the new standard will impact the accounting for future disposals of long-lived assets and discontinued operations.

      The CICA has issued CICA Handbook Section 3063, "Impairment of Long-Lived Assets" ("Section 3063"). Section 3063 will be effective for fiscal years beginning on or after April 1, 2003, with earlier adoption encouraged. Application of Section 3063 is prospective. The new standard replaces requirements for the write-down of assets previously contained in Section 3061, "Property, Plant and Equipment", and harmonizes Canadian GAAP requirements with the corresponding U.S. GAAP requirements under SFAS 144. The adoption of Section 3063 is not expected to have a material impact on the Company's financial statements.

3.    ACCOUNTS RECEIVABLE

      Included in accounts receivable were allowances for doubtful accounts of $1.1 (2002 - $1.3).

4.    INVENTORIES

                                                        2003           2002
                                                      -------        -------
      Raw materials                                   $   2.6        $   2.4
      Work-in-process                                    18.3           20.8
      Finished goods                                      3.1            9.8
                                                      -------        -------
                                                      $  24.0        $  33.0
                                                      =======        =======

5.    FIXED ASSETS

                                                          2003        2002
                                                        --------    --------
      Cost:
          Land                                          $    3.9    $    3.4
          Buildings                                         13.8        12.2
          Leasehold improvements                             3.9         3.5
          Equipment                                        145.7       130.2
          Assets under capital leases                        7.2         8.2
                                                        --------    --------
                                                           174.5       157.5
                                                        --------    --------
      Less accumulated amortization:

          Buildings                                          6.5         3.0
          Leasehold improvements                             0.5         0.1
          Equipment                                        103.8        86.1
          Assets under capital leases                        5.3         4.8
                                                        --------    --------
                                                           116.1        94.0
                                                        --------    --------
                                                        $   58.4    $   63.5
                                                        ========    ========

      The comparative gross amounts of cost and accumulated amortization have each been adjusted by $57.9 to properly reflect the disposition of certain fixed assets. There was no impact to the previously reported net fixed assets.

        (in millions of U.S. dollars, except per share amounts, CDN GAAP)

6.    LONG-TERM RECEIVABLES

                                                                  2003     2002
                                                                -------  -------

      Note receivable, non-interest bearing (see also Note 18)  $  15.9  $  14.8
      Investment tax credits recoverable                           15.9     14.9
                                                                -------  -------
                                                                $  31.8  $  29.7
                                                                =======  =======

7.    LONG-TERM INVESTMENTS

                                                               2003        2002
                                                              ------     -------

      Investment in Mitel Networks Corporation, at cost       $  --      $  10.7
      Investment in DALSA Semiconductor Inc., at cost            --          3.4
                                                              ------     -------
                                                              $  --      $  14.1
                                                              ======     =======

      As at March 28, 2003, the Company had a nine percent ownership interest in Mitel Networks Corporation ("Mitel"), a privately held company. As a result of the Company's assessment of financial information received in the fourth quarter of Fiscal 2003 and of ongoing challenges in the enterprise communications market, the investment in Mitel was written-down to a nil value, as the Company believes that the carrying value will not be realized in the foreseeable future. A non-cash write-down of $11.5 was recorded in the fourth quarter of Fiscal 2003 (see also Note 16).

      The Company sold its investment in DALSA Semiconductor Inc. ("DALSA") during the third quarter of Fiscal 2003 for cash proceeds of $4.2 and recorded a gain of $0.7 in Other Income (Expense) (see also Note 16).

8.    OTHER ASSETS

                                                                 2003      2002
                                                                 ----      ----

      Patents, trademarks, and other intangible assets:

        Cost                                                      9.5       6.5
        Accumulated amortization                                 (5.0)     (3.8)
                                                                 ----      ----
      Patents, trademarks, and other intangible assets - net      4.5       2.7
                                                                 ====      ====

      The amortization of patents, trademarks and other intangible assets amounted to $1.2 in Fiscal 2003 (2002 - $0.6; 2001 - $1.0). The future amortization of patents and trademarks as at March 28, 2003 was as follows: 2004 - $1.2; 2005 - $1.3; 2006 - $0.9; 2007 - $0.8; and, 2008 -
      $0.3.

9.    PROVISIONS FOR EXIT ACTIVITIES

                                                                2003       2002
                                                              -------    -------

      Restructuring provisions (per table below)              $   2.9    $   7.9
      Provision for disposal of discontinued operations
          (see also Note 19)                                      0.1        5.8
      Provision for disposal of foundry businesses
          (see also Note 18)                                      1.2        6.1
                                                              -------    -------
                                                              $   4.2    $  19.8
                                                              =======    =======

        (in millions of U.S. dollars, except per share amounts, CDN GAAP)

      The remaining restructuring provision relates to idle and excess space as a result of exit activities implemented and completed in Fiscal 2002 and Fiscal 2001. The following table summarizes the continuity of restructuring provisions in connection with exit activities and special charges for the three years ended March 28, 2003:

                                                       Lease and                    Impairment of
                                          Workforce     contract        Total          long-term    Impairment
                                          reduction    settlement   restructuring       assets      of goodwill    Total
                                          ---------    ----------   -------------   -------------  -----------    -----
Balance, March 31, 2000                    $  --         $ --         $  --             $  --         $  --      $   --
Operating expenses -
  Restructuring activities                    10.6         --            10.6              --            --          10.6
Special charges - Impairment
  charges                                     --           --            --                92.2          92.9       185.1
Cash drawdowns                                (4.0)        --            (4.0)             --            --          (4.0)
Non-cash drawdowns                            --           --            --               (92.2)        (92.9)     (185.1)
                                           -------      -------       -------           -------       -------    --------
Balance, March 30, 2001                        6.6         --             6.6              --            --           6.6
Special charges -
  Restructuring activities

  and impairment charge                       27.3          9.5          36.8               6.7          --          43.5
Reversals                                     (2.3)        (0.8)         (3.1)             --            --          (3.1)
Cash drawdowns                               (28.7)        (2.6)        (31.3)             --            --         (31.3)
Non-cash drawdowns                            --           (1.1)         (1.1)             (6.7)         --          (7.8)
                                           -------      -------       -------           -------       -------    --------
Balance, March 29, 2002                        2.9          5.0           7.9              --            --           7.9
Cash drawdowns                                (2.0)        (2.0)         (4.0)             --            --          (4.0)
Non-cash drawdowns                            --           (1.0)         (1.0)             --            --          (1.0)
Reversals                                     (0.6)        --            (0.6)             --            --          (0.6)
Charges                                       --            0.6           0.6              --            --           0.6
                                           -------      -------       -------           -------       -------    --------
Balance, March 28, 2003                    $   0.3       $  2.6       $   2.9           $  --         $  --      $    2.9
                                           =======       ======       =======           =======       =======    ========

10.   GUARANTEES

      Performance guarantees are contracts that contingently require the guarantor to make payments to the guaranteed party based on another entity's failure to perform under an obligating agreement. The Company has an outstanding performance guarantee related to a managed services agreement ("project agreement") undertaken by the Systems business, which was sold to companies controlled by Dr. Terence H. Matthews on February 16, 2001 and now operated as Mitel Networks Corporation. This performance guarantee remained with the Company following the sale of the Systems business to Dr. Matthews. The project agreement and the Company's performance guarantee extend until July 16, 2012. The terms of the project agreement continue to be fulfilled by Mitel. The maximum potential amount of future undiscounted payments the Company could be required to make under the guarantee, at March 28, 2003, was $31.4 (20.0 British Pounds), assuming the Company is unable to secure completion of the project. The Company is not aware of any factors as at March 28, 2003 that would prevent the project's completion under the terms of the agreement. In the event that Mitel is unable to fulfill the commitments of the project agreement, the Company believes that an alternate third-party contractor could be secured to complete the agreement requirements. At March 28, 2003, the carrying value of these guarantees was nil.

      The Company has entered periodically into agreements with customers and suppliers that include limited intellectual property indemnifications that are customary in the industry. These guarantees generally require the Company to compensate the other party for certain damages and costs incurred as a result of third party intellectual property claims arising from these transactions. The nature of the intellectual property indemnification obligations prevents the Company from making a reasonable estimate of the maximum potential amount it could be required to pay to its customers and suppliers. Historically, the Company has not made any significant indemnification payments under such agreements and no amount has been accrued in the accompanying consolidated financial statements with respect to these indemnification guarantees.

        (in millions of U.S. dollars, except per share amounts, CDN GAAP)

      In connection with the sale of the Systems business described in Note 19, the Company provided to the purchaser certain income tax indemnities with an indefinite life and with no maximum liability for the taxation periods up to February 16, 2001, the closing date of the sale. As at March 28, 2003, the taxation years 2000 to February 16, 2001 are subject to audit by taxation authorities.

      As at March 28, 2003, the Company has guaranteed a custom bond amounting to $2.6 to a third party on behalf of a subsidiary.

11.   LONG-TERM DEBT

                                                                  2003     2002
                                                                 ------   ------
      Capital  leases and other,  at rates varying from
        6.44% to 10.41% with payment terms ranging from
        1 to 5 years (2002 - 3.9% to 11.87% with payment
        terms ranging from 1 to 7 years)                          $ 0.8   $ 2.8
      Less current portion                                          0.6     2.1
                                                                  -----   -----
                                                                  $ 0.2   $ 0.7
                                                                  =====   =====

      As at March 28, 2003, future minimum lease payments of the obligations under capital leases were $0.8 of which $0.6 and $0.1 relate to fiscal years 2004 and 2005, respectively. For fiscal years 2006 through 2008, future minimum lease payments will be less than $0.1 per year. Interest costs of less than $0.1 are included in the total future lease payments.

      Total interest expense from continuing and discontinued operations related to long-term debt was $0.2 in Fiscal 2003 (2002 - $0.9; 2001 - $9.6).

12.   COMMITMENTS

      (A)   OPERATING LEASES

      The future minimum lease payments for operating leases to which the Company was committed as at March 28, 2003 amounted to $37.8 and were as follows: 2004 - $7.0; 2005 - $6.5; 2006 - $5.7; 2007 - $3.4; 2008 - $3.4;
      2009 and beyond - $11.8.

      Rental expense on operating leases for the year ended March 28, 2003 amounted to $7.4 (2002 - $5.8; 2001 - $2.8)

      (B)   LETTERS OF CREDIT

      The Company had letters of credit outstanding as at March 28, 2003 of approximately $6.2 (2002 - $2.9). Cash and cash equivalents of $6.2 have been pledged as security against certain outstanding letters of credit, which expire within 12 months, and are presented as restricted cash.

      As a result of the non-cash write-down of the Mitel investment in the fourth quarter of Fiscal 2003, the Company did not meet a quarterly financial covenant under the Company's credit facility. A waiver was obtained from the bank in respect of the financial covenant.

      (C)   SUPPLY AGREEMENTS

      The Company has wafer supply agreements with 3 independent foundries, which expire from 2005 to 2007. Under these agreements, the suppliers are obligated to provide certain quantities of wafers per year. None of the agreements have minimum unit volume purchase requirements.

13.   CONTINGENCIES

      The Company is a defendant in a number of lawsuits and party to a number of other claims or potential claims that have arisen in the normal course of its business. In the Company's opinion, any monetary liability or financial impact of such lawsuits and claims or potential claims to which the Company might be subject after final

        (in millions of U.S. dollars, except per share amounts, CDN GAAP)

      adjudication would not be material to the consolidated financial position of the Company or the consolidated results of its operations.

14.   CAPITAL STOCK

      (A)   REDEEMABLE PREFERRED SHARES

      Dividends - Fixed cumulative cash dividends are payable quarterly at a rate of $1.28 (Cdn$2.00) per share per annum. During the year ended March 28, 2003, the Company declared a $1.28 (Cdn$2.00) per share dividend. The Company paid dividends of $1.5 during the year, and $0.5 after year-end.

      Redemption - The shares are currently redeemable, at the option of the Company, at $17.03 (Cdn$25.00) per share plus accrued dividends.

      Purchase Obligation - The Company is required to make reasonable efforts to purchase 22,400 shares in each calendar quarter at a price not exceeding $17.03 (Cdn$25.00) per share plus costs of purchase. During the year ended March 28, 2003, the Company purchased 112,000 preferred shares for cash consideration of $1.7 and cancelled 107,100, including 5,000 shares that were purchased in Fiscal 2002. As at March 28, 2003, there were 9,900 repurchased preferred shares remaining to be cancelled in Fiscal 2004.

      (B)   COMMON SHARES

      On June 6, 2002, the Company announced its intention to continue its normal course issuer bid program for up to 6,358,203 common shares (5% of 127,164,078 common shares issued and outstanding at May 31, 2002) between June 10, 2002 and June 9, 2003. All repurchased shares will be cancelled. In the year ended March 28, 2003, no shares were repurchased under this program.

      (C)   NET LOSS PER COMMON SHARE

      The net loss per common share figures were calculated based on net loss after the deduction of preferred share dividends and using the weighted monthly average number of shares outstanding during the respective periods. Diluted earnings per share is computed in accordance with the treasury stock method and based on the average number of common shares and dilutive common share equivalents.

      The following potentially dilutive common share equivalents have been excluded from the computation of diluted loss per share because they were anti-dilutive due to the reported net loss for the periods presented:

                                        2003            2002             2001
                                     ---------       ----------       ----------

Stock options                          135,664        1,425,677        8,871,121

Restricted shares                         --            637,638        1,634,947
                                     ---------       ----------       ----------

                                       135,664        2,063,315       10,506,068
                                     =========       ==========       ==========

      The following stock options were excluded from the computation of diluted earnings per share because the options' exercise price exceeded the average market price of the common shares and, therefore, the effect would be antidilutive:

                                             2003           2002           2001
                                         -----------     ----------     --------

Number of outstanding options              8,288,782      4,396,145      134,701
Average exercise price per share         $      9.81     $    11.31     $  20.91

      The exercise price of stock options was based on prices in Canadian dollars translated at the year-end rate as at the end of each fiscal year.

        (in millions of U.S. dollars, except per share amounts, CDN GAAP)

      (D)   DIVIDEND RESTRICTIONS ON COMMON SHARES

      The Company may not declare cash dividends on its common shares unless dividends on the preferred shares have been declared and paid, or set aside for payment. No common share dividend is currently being paid.

      (E)   STOCK OPTION PLANS

      At the Company's 1991 Annual General Meeting, the shareholders approved resolutions authorizing stock options for key employees and non-employee directors (the "plan"). Certain amendments to the plan were approved by the shareholders at the 1993, 1995 and 1998 Annual and Special Meetings of shareholders allowing for 1,000,000, 2,000,000, and 10,200,000 additional shares, respectively, to be made available for grant. At a Special Meeting of the shareholders on December 7, 2001, the Company's shareholders approved an amendment to increase the maximum number of common shares in respect of which options may be granted under the plan to 20,227,033 common shares. As 5,037,033 common shares had been issued upon exercise of options up to May 9, 2001, this amendment increased the number of common shares issuable under outstanding options and options available for grant, each as of May 9, 2001, to 15,190,000 that represented 12% of the then outstanding common shares. The plan was also amended to provide that the maximum number of common shares in respect of which options may be granted under the plan to non-employee directors during any fiscal year of the Company would be 20,000 common shares per director.

      Available  for grant at March 28, 2003 were  3,714,122  (2002 - 3,810,910;
      2001 - 1,979,470) shares. All options granted prior to January 29, 1998 have ten-year terms and options granted thereafter have six-year terms. All options become fully exercisable at the end of four years of continuous employment.

      In connection with the sale by the Company of its Plymouth and Bromont foundry businesses in the fourth quarter of Fiscal 2002 (see also Note
      18), all employees of the former foundry businesses who held options to purchase common shares of the Company which were vested as at the date of the sale were provided with a period up to 180 days after the anniversary date of the respective sales to exercise such options if they remained employed with the buyer until at least one year after the respective sale dates. In addition, of the remaining unvested options held by such employees as at the sale date, 50% were accelerated to vest on the first anniversary (provided that such employees remain employed by the buyer as of such date) and the remaining 50% were cancelled as of the respective sale dates. All such employees have a further 180-day period following such accelerated vesting to exercise such options and any options remaining unexercised as at August 19, 2003, in respect of the former Bromont employees, and as at September 23, 2003, in respect of the former Plymouth employees, expire on that date. As at March 28, 2003, the weighted average exercise prices of the outstanding options associated with the sale of the Plymouth and Bromont foundry businesses were $8.60 and $7.87, respectively.

      On February 21, 2001, the Company offered an option exchange program to option holders (with the exception of directors, officers and certain executives) who received stock option grants after November 1, 1999 at Cdn$14.31 and higher. Under the terms of the program, and with the consent of The Toronto Stock Exchange, 2,691,350 options were cancelled and an equal number of new options were granted at an exercise price of Cdn$14.06 per share. The new grants have a term of six years.

      In connection with the sale by the Company of its worldwide Systems business on February 16, 2001 and further to negotiations with the buyer to provide the buyer with assistance in retaining employees during the first year following the closing, all employees of the former Systems business who held options to purchase common shares of the Company which were vested as at February 16, 2001 were provided with a period until August 14, 2002 to exercise such options if they remained employed with the buyer until at least February 15, 2002. In addition, of the remaining unvested options held by such employees as at February 16, 2001, 50% were accelerated to vest on February 15, 2002 (provided that such employees remain employed by the buyer as of such date) and the remaining 50% were cancelled as of February 16, 2001. All such employees had a further 180-day period following such accelerated vesting to exercise such options and any options remaining unexercised as at August 14, 2002 expired on that date. On August 14, 2002, 1,136,778 unexercised stock options held by former employees of the discontinued Systems business expired in accordance with the terms of the sale agreement. The options were returned to the pool of options available for grant.

        (in millions of U.S. dollars, except per share amounts, CDN GAAP)

      On July 12, 1999, the Company offered an option exchange program to option holders (with the exception of directors, officers and certain executives) who received stock option grants in calendar 1998 at Cdn$17.78 and higher. Under the terms of the program, and with the consent of The Toronto Stock Exchange, 1,750,000 options were cancelled and 1,000,657 new options were granted at an exercise price of Cdn$9.92 per share. The reduction in number of options was directly proportional to the decrease in the exercise price. The new grants have a term of six years.

      A summary of the Company's stock option activity and related information for the three years ended March 28, 2003 is as follows:

                                                          2003                            2002                           2001
                                     ---------------------------     ---------------------------    ---------------------------
                                                        Weighted                        Weighted                       Weighted
                                                         Average                         Average                        Average
                                                        Exercise                        Exercise                       Exercise
                                       Options            Price        Options           Price        Options           Price
                                     -----------        --------     ----------        ---------    ----------        ---------
Outstanding options:
Balance, beginning of year            10,914,962        $   8.84      9,464,693        $    8.18     9,017,262        $    7.83
Granted                                2,674,088        $   3.38      3,600,462        $   10.00     6,098,025        $   11.20
Exercised                               (183,193)       $   3.56       (945,324)       $    5.17    (1,141,097)       $    4.89
Forfeited                             (2,577,300)       $   8.68     (1,153,908)       $    8.80      (841,897)       $   10.12
Cancelled                                   --          $   --          (50,961)       $   10.77    (3,667,600)       $   12.98
                                     -----------        --------     ----------        ---------    ----------        ---------

Balance, end of year                  10,828,557        $   8.32     10,914,962        $    8.84     9,464,693        $    8.18
                                     ===========        ========     ==========        =========    ==========        =========

Exercisable, end of year               4,214,012        $   9.40      4,417,633        $    8.20     2,542,251        $    7.50
                                     ===========        ========     ==========        =========    ==========        =========

      The weighted average exercise price of stock options was based on prices in Canadian dollars translated at the year-end exchange rates as at the end of Fiscal 2003 and Fiscal 2002 and at the average exchange rate for changes in outstanding options during Fiscal 2003 and Fiscal 2002. The weighted average exercise price of stock options in Fiscal 2001 was translated using the translation of convenience method.

      A summary of options outstanding at March 28, 2003 is as follows:

                                        Total Outstanding                                             Total Exercisable
      ------------------------------------------------------------------------------------------------------------------------
                                                 Weighted            Weighted Average                             Weighted
                                                   Average        Remaining Contractual                            Average
       Exercise Price            Options       Exercise Price             Life                    Options       Exercise Price
      ---------------         -------------    --------------     ---------------------          ---------      --------------
       $2.32 - $3.47            2,491,513         $  3.43                6 years                    69,536        $   3.41
       $3.52 - $5.23              920,888         $  5.10                3 years                   616,543        $   5.12
       $5.34 - $7.94            1,119,443         $  7.00                3 years                   719,631        $   6.70
       $8.05 - $9.52              710,164         $  9.15                4 years                   200,520        $   9.07
           $9.58                2,099,144         $  9.58                4 years                 1,080,453        $   9.58
       $9.63 - $11.28           1,691,786         $ 10.97                5 years                   493,306        $  10.97
      $11.37 - $14.41           1,691,113         $ 12.69                3 years                   971,773        $  12.77
      $17.77 - $25.45             104,506         $ 22.78                3 years                    62,250        $  22.40
                               ----------                                                        ---------
                               10,828,557                                                        4,214,012
                               ==========                                                        =========

      The exercise price of stock options was based on prices in Canadian dollars translated at the year-end exchange rate.

        (in millions of U.S. dollars, except per share amounts, CDN GAAP)

      (F)   PRO FORMA STOCK-BASED COMPENSATION

      Pro Forma financial information required by Section 3870 has been determined as if the Company had accounted for its employee stock options using the Black-Scholes fair value option-pricing model with the following weighted-average assumptions for fiscal years 2003, 2002, and 2001:

                                                                2003                2002                2001
                                                              --------            ---------            ---------
      Net loss, as reported                                   $  (65.2)           $  (150.3)           $  (200.8)
      Adjustments:
          Pro Forma stock compensation expense                   (13.8)               (20.8)               (19.7)
                                                              --------            ---------            ---------
      Pro forma net loss                                      $  (79.0)           $  (171.1)           $  (220.5)
                                                              ========            =========            =========

      Net loss per common share, as reported:
          Basic and diluted                                   $  (0.53)           $   (1.21)           $   (1.67)
                                                              ========            =========            =========
      Pro forma net loss per common share:
          Basic and diluted                                   $  (0.64)           $   (1.38)           $   (1.84)
                                                              ========            =========            =========

                                                                                2003             2002            2001
                                                                               ------           ------          ------
      Risk-free interest rate                                                   3.98%           5.19%           5.08%
      Dividend yield                                                             Nil             Nil             Nil
      Volatility factor of the expected market price of the
        Company's common stock                                                  67.0%           50.1%           58.3%
      Weighted-average expected life of the options                           3.3 years       4.0 years       6.0 years

      For purposes of Pro Forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period on a straight-line basis.

      The weighted average fair values of stock options, calculated using the Black-Scholes option pricing model, granted during the three years ended March 28, 2003, 2002 and 2001 were $1.58, $3.02 and $5.71 per option, respectively. The weighted average fair value of stock options was based on prices in Canadian dollars translated at the year-end exchange rate as at the end of each fiscal year.

15.   INVESTMENT TAX CREDITS AND GOVERNMENT ASSISTANCE

      During the year, the Company recognized Canadian ITCs and other funding of $nil (2001 - $nil; 2001 - $3.5) related to eligible R&D expenditures from continuing operations. Included in discontinued operations were Canadian ITCs of $nil in Fiscal 2003 (2002 - $nil; 2001 - $5.3).

16.   OTHER INCOME (EXPENSE) - NET

                                                                          2003           2002           2001
                                                                        -------         ------         ------
      Interest income                                                   $   4.1         $  5.4         $  8.6
      Foreign exchange gain (loss)                                         (7.2)           0.7            0.5
      Pension plan settlement (see also Note 24)                           (6.6)           --             --
      Gain on sale of long-term investment (see also Note 7)                0.7            --             --
      Impairment of long-term investments (see also Note 7)               (11.5)          (3.5)           --
      Equity loss in Optenia, Inc.                                          --            (2.2)          (0.6)
      Lease settlement with tenant                                          3.7            --             --
      Other                                                                 0.1            --             --
                                                                        -------         ------         ------
      Other income (expense) - net                                      $ (16.7)        $  0.4         $  8.5
                                                                        =======         ======         ======

      During the fourth quarter of Fiscal 2003, the Company negotiated the settlement of a long-term lease contract with a tenant at the Company's Sweden plant. The Company recorded a recovery of $3.7 in the fourth quarter of Fiscal 2003 in connection with the cash proceeds from the lease settlement.

        (in millions of U.S. dollars, except per share amounts, CDN GAAP)

17.   INCOME TAXES

      The components of loss, before provision of income taxes consists of the following:

                                                                                         2003            2002            2001
                                                                                       --------        --------        --------
      Loss from continuing operations before income taxes:
      Canadian                                                                         $  (27.0)       $  (55.1)       $ (131.0)
      Foreign                                                                             (37.9)          (98.1)          (77.1)
                                                                                       --------        --------        --------
                                                                                       $  (64.9)       $ (153.2)       $ (208.1)
                                                                                       ========        ========        ========

      The provision (recovery) for income taxes consists of the following:
      Current:
          Canadian                                                                     $    0.3        $    0.6        $    8.1
          Foreign                                                                           --              --              2.0
                                                                                       --------        --------        --------
                                                                                            0.3            0.6             10.1
                                                                                       --------        --------        --------
      Future:
          Canadian                                                                          2.6            (2.9)           (1.3)
          Foreign                                                                          (0.2)           (0.6)           (7.6)
                                                                                       --------        --------        --------
                                                                                            2.4            (3.5)           (8.9)
                                                                                       --------        --------        --------
                                                                                       $    2.7        $   (2.9)       $    1.2
                                                                                       ========        ========        ========

      A reconciliation between the statutory Canadian income tax rate and the actual effective rate is as follows:

                                                                                         2003            2002            2001
                                                                                        -------         -------         -------
         Expected Canadian statutory income tax rate                                      35%             35%             38%
                                                                                        -------         -------         -------
      Recovery at Canadian statutory income tax rate                                    $ (22.6)        $ (54.3)        $ (79.1)
      Foreign tax rate differences                                                          1.9             --              2.8
      Tax effect of losses not recognized                                                  33.1            28.5            29.3
      Tax effect of temporary differences not recognized                                   (3.6)           11.9             --
      Tax effect of amortization of acquired intangibles                                    --              8.6            58.1
      Tax effect of realizing benefit of prior
        years' loss carryforwards and timing differences                                   (6.7)           (2.1)           (9.0)
      Corporate minimum taxes                                                               0.3             1.0             1.4
      Other                                                                                 0.3             3.5            (2.3)
                                                                                        -------         -------         -------

      Income tax expense (recovery)                                                     $   2.7         $  (2.9)        $   1.2
                                                                                        =======         =======         =======

      Future income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The significant components of future income tax assets and liabilities were as follows:

        (in millions of U.S. dollars, except per share amounts, CDN GAAP)

                                                          2003         2002
                                                        -------       -------
      Future tax assets:
       Provisions                                       $   1.0       $   2.0
       Income tax loss carryforwards                       17.0          15.3
       Other - net                                          --            1.8
                                                        -------       -------
      Future tax assets                                    18.0          19.1
                                                        -------       -------

      Future tax liabilities:
       Book and tax differences on fixed assets            18.3          19.0
       Investment tax credits                               5.4           3.8
       Other - net                                          0.7           0.6
                                                        -------       -------
      Future tax liabilities                               24.4          23.4
                                                        -------       -------

      Net future tax liabilities                        $   6.4       $   4.3
                                                        =======       =======

      Unremitted earnings of subsidiaries subject to withholding taxes will be indefinitely reinvested with no provision necessary for potential withholding taxes on repatriation of subsidiary earnings. The current year loss before income taxes attributable to all foreign operations, including discontinued operations, was $37.9 (2002 - loss of $101.0; 2001 - loss of $65.3).

      As at March 28, 2003, the Company had income tax loss carryforwards in Sweden and the United Kingdom of approximately $198.9 that may be carried forward indefinitely to reduce future years' income for tax purposes. Approximately $57.5 of these losses has been recognized as a tax benefit for accounting purposes to the extent that the Company has deferred tax liabilities in these jurisdictions. The Company has $80.7 of federal income tax loss carryforwards related to operations in the United States that expire between 2012 and 2023. The Company also has $37.4 of U.S.
      state net operating loss carryforward balances available that expire between 2004 and 2008. The Company has not recorded the tax benefit on the U.S. loss carryforward balances.

      As at March 28, 2003, the Company had $45.5 of Canadian investment tax credits available to offset federal income taxes payable. The Company has recognized a $10.4 accounting benefit on these investment tax credits. The investment tax credits expire between 2008 and 2012.

18.   SALE OF FOUNDRY BUSINESSES

      In the fourth quarter of Fiscal 2003, the Company recorded reversals of $2.0 related to the release of certain provisions accrued at the time of the Bromont and Plymouth foundry sales in Fiscal 2002. The excess provision was reversed as a result of a reduction in the remaining costs to separate the businesses and to settle estimated claims.

      Plymouth Foundry

      On March 28, 2002, Zarlink sold its wafer fabrication facility in Plymouth, UK, as well as certain intellectual property and related foundry businesses to companies controlled by X-FAB Semiconductor Foundries AG ("X-FAB") of Erfurt, Germany for $30.0, represented by $12.0 cash on closing and a note of $18.0 repayable over three years. The Plymouth foundry facility comprised two CMOS (Complementary Metal Oxide Semiconductor) wafer fabrication lines for producing digital and mixed-signal communications and medical semiconductors.

      At the time of the sale, the note receivable was discounted at 8% to a carrying value of $14.8 and a gain on sale of $0.4 was recorded. The first payment of $10.0 against the note receivable is expected to be received in June 2004 with the final payment of $8.0 due in March 2005.

      As part of the sale, the two companies signed a five-year agreement to ensure continuity of supply for Zarlink products manufactured at Plymouth.

        (in millions of U.S. dollars, except per share amounts, CDN GAAP)

      Bromont Foundry

      On February 22, 2002, Zarlink sold its foundry facility in Bromont, Quebec, and related business to DALSA for $16.9. Under the agreement, Zarlink received from DALSA $13.0 in cash and retained a 19.9% investment in the Bromont foundry. DALSA also assumed certain employee-related payables of approximately $0.5. The Bromont facility is an operation featuring Complementary Metal Oxide Semiconductor (CMOS) process technology for digital and mixed-signal (analog/digital) communications products.

      The Company recorded a loss on sale of the Bromont foundry business of $10.4, before income tax recoveries of $3.0. During the third quarter of Fiscal 2003, Zarlink sold its investment in DALSA for cash proceeds of $4.2 and recorded a gain of $0.7 in Other Income (Expense).

      The two companies also signed a three-year agreement to ensure continuity of supply for Zarlink products manufactured at Bromont.

19.   DISCONTINUED OPERATIONS

      On November 3, 2000, the Company adopted formal plans to pursue divestiture opportunities related to the distinct operations of the Systems business. Accordingly, the operations related to this business were accounted for as discontinued operations with November 3, 2000 being the effective measurement date.

      On February 16, 2001, the Company sold its worldwide Systems business, including the name "Mitel", to a company controlled by Dr. Terence H. Matthews. As part of the transaction, Zarlink transferred most of its Ottawa, Canada real estate to Dr. Matthews. The Company received $191.5 in cash proceeds, after adjustments, in exchange for selling a 90% ownership interest in the Company's communications systems business and most of its real property in Ottawa, Canada.

      The results of the Systems business operations were as follows:

                                                                         2001
                                                                     -----------

      Sales for the period ended February 16, 2001                   $    326.2
                                                                     ==========
      Results of operations to the measurement date of November 3, 2000:

      Loss before income taxes                                       $     (8.7)
      Income tax recovery                                                   2.9
                                                                     ----------
      Loss from discontinued operations to the measurement date
        of November 3, 2000                                          $     (5.8)
                                                                     ==========

      The Company recorded a gain of $14.3, net of transaction costs and other provisions to separate the Systems business totaling $20.6, as well as post-measurement date operating losses of $31.7 and income taxes of $6.7.

      During the fourth quarter of Fiscal 2003, the Company recorded the reversal of $2.4 of excess provisions related to these discontinued operations based upon remaining costs to settle claims.

20.   ACQUISITIONS

      On July 28, 2000, the Company acquired Vertex Networks ("Vertex"), a privately held, California-based, fabless semiconductor company providing silicon solutions for the enterprise switching and wide area Network Communications markets. Zarlink acquired Vertex in a share transaction for approximately 11 million newly issued common shares valued at $190.4. Approximately 1.1 million shares or 10% of the issued shares were placed in escrow for a two-year period to indemnify the Company for representations made by Vertex. In addition, approximately 535,000 issued shares are subject to certain restrictions over a two-year period.

      In the year ended March 30, 2001, the Company recorded an asset impairment charge to reduce the carrying value of goodwill by $92.9 to $5.0. (See also Note 9). In the year ended March 29, 2002, the Company recorded an additional asset impairment charge of $12.5, included in amortization of acquired intangibles, to reduce the carrying value of the acquired intangible assets to nil.

        (in millions of U.S. dollars, except per share amounts, CDN GAAP)

21.   RELATED PARTY TRANSACTIONS

      There were no related party transactions in Fiscal 2003. During Fiscal 2002, the Company sold to and purchased from significantly influenced enterprises products and services valued at approximately $1.3 (2001 - $nil) and $0.7 (2001 - $0.7) respectively. These transactions for products and services were under usual trade terms and trade prices in Fiscal 2002 and Fiscal 2001.

      As at March 28, 2003, the Company had no investments in significantly influenced enterprises. Included in accounts receivable as at March 28, 2003 were amounts due from significantly influenced enterprises of $nil (March 29, 2002 - $0.2).

22.   INFORMATION ON BUSINESS SEGMENTS

      Business Segments

      The Company's operations are comprised of three reportable business segments - Network Communications, Consumer Communications, and Ultra Low-Power Communications. Reportable segments are business units that offer different products and services, employ different production processes and methods of distribution, sell to different customers, and are managed separately because of these differences.

      Prior to the  fourth  quarter  of  Fiscal  2003,  the  Company  previously reported its business segments as Communications and Medical. The change in segments resulted from the evolution of the company's business model and direction toward a designer and marketer of broad-based communications semiconductor solutions. Network Communications was previously known as Network Access and was part of the Communications segment. Consumer Communications was previously known as User Access and was also part of the Communications segment. The Ultra Low-Power Communications segment, previously known as Medical, reflects the expanded opportunities arising in healthcare and communications from the group's Ultra Low-Power expertise.

      The Company targets the communications industry with products that specialize in broadband connectivity solutions over wired, wireless and optical media, as well as through Ultra Low-Power communications solutions. The Network Communications business segment offers products that provide connectivity to the enterprise and metro segments such as feeder, aggregation and transmission applications, and products that address the multi-protocol physical and network layers. The Consumer Communications business segment offers products that allow users to connect to the network. These products include wireless (for example, cellular chipsets) and infotainment applications (for example, set-top boxes and digital TV). The Ultra Low-Power Communications business provides ASIC solutions for applications such as pacemakers, hearing aids and portable instruments.

      The Chief Executive Officer ("CEO") is the chief operating decision maker in assessing the performance of the segments and the allocation of resources to the segments. The CEO evaluates the financial performance of each business segment and allocates resources based on operating income. The Company does not allocate stock compensation expense, special charges or gains, interest income or interest expense or income taxes to its reportable segments. In addition, total assets are not allocated to each segment as they are primarily tracked by legal entity only; however, depreciation of fixed assets is allocated to the segments based on the estimated asset usage. The accounting policies of the reportable segments are the same as those described in Note 2.

        (in millions of U.S. dollars, except per share amounts, CDN GAAP)

Year Ended March 28, 2003                        Network             Consumer        Ultra Low-Power   Unallocated
                                              Communications      Communications     Communications       Costs        Total
                                              --------------      --------------     ---------------   -----------   ---------
Total external sales revenue                  $    115.8          $     49.1           $   28.9        $      --     $  193.8
Amortization of buildings and equipment             11.1                 5.3                0.5               --         16.9
Recovery on sale of foundry business                 --                  --                 --               (2.0)       (2.0)
Segment's operating income (loss) from
   continuing operations                           (21.9)              (23.3)              (4.5)              2.0       (47.7)

                                                 Network             Consumer        Ultra Low-Power   Unallocated
Year Ended March 29, 2002                     Communications      Communications     Communications       Costs         Total

Total external sales revenue                  $    113.0          $     72.0           $   34.4        $      --        219.4
Amortization of buildings and equipment             17.2                11.0                0.3               --         28.5
Amortization of acquired intangibles                24.5                 --                  --               --         24.5
Loss on sale of foundry business - net               --                  --                  --              10.0        10.0
Special charges                                      --                  --                  --              40.4        40.4
Segment's operating income (loss) from
   continuing operations                           (97.1)              (13.8)               8.6             (50.4)     (152.7)

                                                 Network             Consumer        Ultra Low-Power   Unallocated
Year Ended March 30, 2001                     Communications      Communications     Communications      Costs         Total

Total external sales revenue                  $    247.0          $    149.1           $   30.8        $      --        426.9
Amortization of buildings and equipment             38.1                23.0                0.6               --         61.7
Amortization of acquired intangibles                59.9                 --                  --               --         59.9
Special charges                                      --                  --                  --             185.1       185.1
Segment's operating income (loss) from
   continuing operations                           (24.2)               10.2                0.9            (185.1)     (198.2)

      Geographic Segments

      Revenues from continuing operations from external customers are attributed to countries based on location of the selling organization.

      Geographic information is as follows:

                                    2003                         2002                                2001
                          -----------------------      -----------------------     ----------------------------------------
                                                                                                                  Acquired
                                          Fixed                        Fixed                        Fixed        Intangible
                           Revenue       Assets         Revenue        Assets       Revenue         Assets         Assets
                          ---------     --------       ---------      --------     ---------       --------      ----------
Canada                    $   44.4       $  11.3       $   42.6       $  14.3       $   74.6       $   40.8       $  24.1
United Kingdom                79.6          32.9           82.6          36.2          147.5           73.8           --
United States                 43.0           1.7           62.0           3.0          164.0            3.5           --
Sweden                        19.9          12.1           22.7           9.9           24.0           12.1           --
Other foreign
  countries                    6.9           0.4            9.5           0.1           16.8            0.9           --
                          --------       -------       --------       -------       --------       --------       -------
Total                     $  193.8       $  58.4       $  219.4       $  63.5       $  426.9       $  131.1       $  24.1
                          ========       =======       ========       =======       ========       ========       =======

        (in millions of U.S. dollars, except per share amounts, CDN GAAP)

      Major Customers

      For the year ended March 28, 2003, the Company had revenues from one external customer, a major distributor, which exceeded 10 percent of total net revenues (2002 - one; 2001 - one). Sales to this distributor in Fiscal 2003 were $39.0 (2002 - $26.7; 2001 - $61.3) and related to the Network
      Communications and Consumer Communications segments.

23.   PENSION PLANS

      As at March 28, 2003, the Company maintained several defined contribution and two defined benefit pension plans for its employees. The U.K. defined benefit pension plan was settled in the fourth quarter of Fiscal 2003.

      The components of the pension expense were as follows:

                                                                   2003            2002            2001
                                                                  ------          ------          ------
      Continuing operations:
        Defined contribution plans                                $  2.9          $  1.3          $  1.3
        Defined benefit plans (see table below)                      2.2             2.9             2.1
                                                                  ------          ------          ------
        Pension expense from continuing operations                   5.1             4.2             3.4
                                                                  ------          ------          ------
      Discontinued operations:
        Defined contribution plans                                   --              --              2.8
        Defined benefit plans (see table below)                      --              --              2.8
                                                                  ------          ------          ------
        Pension expense from discontinued operations                 --              --              5.6
                                                                  ------          ------          ------
      Pension expense                                             $  5.1          $  4.2          $  9.0
                                                                  ======          ======          ======

                                                                   2003            2002            2001
                                                                  ------          ------          ------
      Defined benefit pension expense:
      Employer service cost                                       $  1.4          $  1.9          $  4.9
      Interest cost on projected plan benefits                       1.4             1.2             4.5
      Expected return on plan assets                                (0.7)           (0.6)           (4.5)
      Net amortization and deferral                                  0.1             0.4             --
                                                                  ------          ------          ------
      Net periodic pension expense                                   2.2             2.9             4.9
      Less:  discontinued operations                                 --              --             (2.8)
                                                                  ------          ------          ------
      Defined benefit pension expense from continuing operations  $  2.2          $  2.9          $  2.1
                                                                  ======          ======          ======

      (A)   DEFINED CONTRIBUTION PENSION PLANS

      The Company has defined contribution employee savings plans in Canada, the United Kingdom, and the United States. The Company matches the contributions of participating employees on the basis of percentages specified in each plan.

      (B)   DEFINED BENEFIT PENSION PLANS

      In Fiscal 2002, there was one contributory defined benefit pension plan (the "Plan") that covered substantially all employees of Zarlink Semiconductor Limited ("ZSL"), a wholly owned subsidiary of the Company. On November 30, 2001, ZSL suspended contributions to the Plan and ceased members' pension accruals. The Plan was replaced with a defined contribution pension plan.

      On January 31, 2003 and under a "wind-up" agreement, ZSL paid $8.0 in cash consideration of the pension obligation settlement to Legal and General Assurance Society Limited ("L&G"), a large, AAA-rated insurance company in the United Kingdom. On the same date, ZSL transferred $15.7, representing all of the pension plan assets, to L&G. Pursuant to the terms of the wind-up agreement, the insurance company assumed the ongoing obligations to administer and make payments against the Plan. L&G purchased non-participating annuity contracts to cover the vested benefits. The Company expects to make a final payment of approximately $2.3 in Fiscal 2004 after the final adjustments are calculated. This amount was included in other accrued liabilities as at March 28, 2003.

        (in millions of U.S. dollars, except per share amounts, CDN GAAP)

      In prior years, the Company's policy was to fund defined benefit pension plans in accordance with independent actuarial valuations and as permitted by pension regulatory authorities. This Plan provided pension benefits based on length of service and final pensionable earnings. Employee contributions were based on pensionable earnings. The Fiscal 2002 actuarial report in connection with this defined benefit plan, prepared as of March 29, 2002, was based on short-term rates given the Company's intention to terminate the plan in Fiscal 2003.

      In prior years and for purposes of an actuarial valuation, pension fund assets were valued using the discounted income method. Under this approach, the value of the assets is obtained by estimating the receipts which will arise in the future from the plan's investments and then discounting the amounts to the valuation date, at the valuation rate of return on assets.

      As at March 28, 2003, the actuarial present value of ZSL accrued pension benefits was $nil (2002 - $17.8).

      The second defined benefit plan covers all employees over the age of twenty-eight in Sweden and provides pension benefits based on length of service and final pensionable earnings. During Fiscal 2003, the Company began to partially fund this pension plan. The associated pension liability is calculated each year by the Pension Registration Institute. With respect to the pension liability of $10.6 (2002 - $8.6), the Company has provided, as collateral, a limited surety bond in the amount of $6.7 and letters of credit of $4.5. This pension liability was actuarially determined based on the present value of the accrued future pension benefits and in accordance with applicable laws and regulations in Sweden.

      The third defined benefit plan covers all employees in Germany with over ten years of active service and provides benefits based on length of service and final pensionable earnings. There are no segregated pension fund assets under the plan. The pension liability is actuarially determined each year and is insured in its entirety by the Swiss Life Insurance Company. The pension liability of $3.7 (2002 - $3.4) was actuarially determined based on the present value of the accrued future pension benefits and in accordance with applicable laws and regulations in Germany.

      The following table shows the plans' funded status reconciled with amounts reported in the consolidated balance sheets, and the assumptions used in determining the actuarial present value of the benefit obligations:

                                                           2003         2002
                                                          -------      -------
      Change in accrued pension benefits:
      Benefit obligation at beginning of year             $  29.2      $  21.3
      Service cost                                            1.4          1.8
      Interest cost                                           1.4          1.1
      Actuarial loss                                          5.1          5.4
      Plan settlement                                       (25.8)         --
      Benefits paid                                          (0.9)        (0.6)
      Foreign exchange                                        5.3         (0.2)
                                                          -------      -------
      Benefit obligation at end of year                      15.7         29.2
                                                          -------      -------

      Change in plan assets:
      Fair value of plan assets at beginning of year         11.9          8.7
      Actual return on plan assets                            1.7         (0.3)
      Employer contributions                                  1.4          3.1
      Employee contributions                                  --           0.8
      Plan settlement                                       (15.7)         --
      Benefits paid                                          (0.6)
                                                                          (0.5)

      Foreign exchange                                        2.6         (0.2)
                                                          -------      -------
      Fair value of plan assets at end of year                1.4         11.9
                                                          -------      -------

      Unfunded status                                       (14.3)       (17.3)
      Unrecognized net actuarial loss                         --           2.4
                                                          -------      -------
      Net pension benefit liability                       $ (14.3)     $ (14.9)
                                                          =======      =======

        (in millions of U.S. dollars, except per share amounts, CDN GAAP)

      The assumptions used to develop the actuarial present value of the accrued pension benefits (obligations) were as follows:

Assumptions:                                      2003        2002        2001
                                                ---------    ------      ------
         Discount rate                          3.5%-6.0%        5%         6%
         Compensation increase rate             3%             Nil      3-4.5%
         Investment return assumption           5%               5%         9%

24.   FINANCIAL INSTRUMENTS

      (A)   FAIR VALUE

      The Company's financial instruments include cash and cash equivalents, short-term investments, restricted cash, accounts receivable, long-term receivables, accounts payable, long-term debt and foreign exchange forward and option contracts. Due to the short-term maturity of cash and cash equivalents, short-term investments, restricted cash and accounts payable, the carrying values of these instruments are reasonable estimates of their fair value. The note receivable was discounted at market rates so that the carrying value approximates the fair value of the note. The fair value of long-term debt was determined by discounting future payments of interest and principal at estimated interest rates that would be available to the Company at year-end. The fair value of the foreign exchange forward and option contracts reflects the estimated amount that the Company would have been required to pay if forced to settle all outstanding contracts at year-end. This fair value represents a point-in-time estimate that may not be relevant in predicting the Company's future earnings or cash flows. The fair value of financial instruments approximates their carrying value.

      (B)   DERIVATIVE FINANCIAL INSTRUMENTS

      The Company operates globally, and therefore is subject to the risk that earnings and cash flows may be adversely impacted by fluctuations in foreign exchange. The Company uses forward and option contracts to manage foreign exchange risk. Forward and option contracts are designated for firmly committed or forecasted sales and purchases that are expected to occur in less than one year.

      The notional amounts for forward contracts represent the U.S. dollar equivalent of an amount exchanged. Most of the forward contracts mature within six months with the longest maturity extending to September 25, 2003. At March 28, 2003, unrealized gains were $nil (2002 - $0.1) and unrealized losses were $0.1 (2002 - $0.5). The following table presents the net notional amounts of the forward contracts in U.S. dollars:

      Buy (Sell): (U.S. dollars)                        2003          2002
                                                      -------       -------
      Forward contracts:
      British pounds                                  $  15.7       $ (14.2)
      Canadian dollars                                    7.4          33.0
      Swedish krona                                       --            0.7
      Euro                                                --            0.3
                                                      -------       -------
      Total                                           $  23.1       $  19.8
                                                      =======       =======

      (C)   CREDIT RISK

      The Company's financial assets that are exposed to credit risk consist primarily of cash and cash equivalents, short-term investments, restricted cash, accounts receivable and derivative contracts. Cash and cash equivalents, short-term investments and restricted cash are invested in government and commercial paper with investment grade credit rating.

      The Company is exposed to normal credit risk from customers. However, the Company's orientation is global with a large number of diverse customers to minimize concentrations of credit risk (see also Note 22).

      The Company's note receivable is subject to credit risk in the event of non-payment by X-FAB (see also Note 18).

        (in millions of U.S. dollars, except per share amounts, CDN GAAP)

      Zarlink is exposed to credit risk on its foreign exchange contracts in the event of non-performance by its counterparties. The Company does not anticipate non-performance by any of the counterparties, as it deals with counterparties that are major financial institutions. The Company anticipates the counterparties will satisfy their obligations under the contracts.

      (D)   INTEREST RATE RISK

      The Company is not exposed to significant interest rate risk due to the short-term maturity of its monetary assets and current liabilities.

      (E)   UNUSED BANK LINES OF CREDIT

      The Company has a line of credit for $17.0 (Cdn$25.0), of which up to $7.5 (Cdn$11.0) is available for letters of credit. At March 28, 2003, $6.2 (2002 - $2.9) in letters of credit were outstanding against this credit facility, thus the Company had unused and available demand bank lines of credit of approximately $10.8 (2002 - $12.8) at a rate of interest based on the prime lending rate plus 0.50%. As at March 28, 2003, cash and cash equivalents of $6.2 were hypothecated under the Company's revolving global credit facility to cover certain outstanding letters of credit and have been reflected on the balance sheet as restricted cash.

25.   SUPPLEMENTARY CASH FLOW INFORMATION

                                                                         2003         2002          2001
                                                                        ------       ------       -------
      Cash interest paid (included in cash flow from operations)        $  0.2       $  0.5       $   9.6
                                                                        ======       ======       =======
      Cash taxes paid (included in cash flow from operations)           $  1.7       $  2.3       $  15.0
                                                                        ======       ======       =======

      The following table summarizes the Company's other non-cash changes in operating activities:


                                                                                             2003         2002          2001
                                                                                           -------       -------      --------
      Impairment of long-term investment                                                   $  11.5       $   3.5       $    --
      Income on disposal of discontinued operations                                           (2.4)          --           (47.4)
      Gain on sale of long-term investment                                                    (0.7)          --             --
      Loss on sale of business                                                                (2.0)         10.0            --
      Loss on sale of fixed assets                                                            --             0.5            1.7
      Equity loss in investment                                                               --             2.2            0.6
      Non-cash foreign exchange loss on short-term investments                                 5.1           --             --
      Pension settlement charge and change in pension liability                                6.8           4.1            1.7
      Inventory write-down                                                                    --            28.4            --
      Special charges, non-cash                                                               --             7.8          185.1
      Investment tax credits                                                                  --            (0.1)          (5.5)
                                                                                           -------         -----       --------

      Other non-cash changes in operating activities                                       $  18.3       $  56.4       $  136.2
                                                                                           =======       =======       ========

      The following table summarizes the Company's cash flows from (used in) investing activities from acquisitions:

                                                                                     2003           2002           2001
                                                                                   -------        -------        --------
      Cash acquired                                                                $  --          $  --          $   (7.0)
      Net assets acquired other than cash                                             --             --            (183.4)
                                                                                   -------        -------        --------
      Total purchase price                                                            --             --            (190.4)
      Less:  cash acquired                                                            --             --               7.0
      Less:  non-cash consideration paid                                              --             --             190.4
      Less:  cash paid for other investments                                          --             --              (0.5)
                                                                                   -------        -------        --------
      Acquisitions, net of cash acquired                                           $  --          $  --          $    6.5
                                                                                   =======        =======        ========

26.   SUBSEQUENT EVENT

      Since the third quarter of Fiscal 2002, the Company has presented its financial statements in U.S. dollars. However, the Company has historically measured the parent company's financial statements in Canadian dollars

        (in millions of U.S. dollars, except per share amounts, CDN GAAP)

      and its subsidiaries' financial statements in their respective local currencies. Effective March 29, 2003, the beginning of Fiscal 2004, as a result of the Company's increased economic activities denominated in U.S. dollars, the U.S. dollar has become the functional currency across the Company's operations.

27.   COMPARATIVE FIGURES

      Certain of the Fiscal 2001 and Fiscal 2002 comparative figures have been reclassified so as to conform to the presentation adopted in Fiscal 2003.

        (in millions of U.S. dollars, except per share amounts, CDN GAAP)

                           Zarlink Semiconductor Inc.

Selected Financial Data

(in millions of U.S. dollars, except per share amounts)

      The following table is derived from the consolidated financial statements included elsewhere herein, which have been prepared in accordance with accounting principles generally accepted in Canada (Canadian GAAP).

                                                           ------------------------------------------------------------
Canadian GAAP                                                 2003         2002         2001         2000        1999
                                                           ---------    ---------    ---------    ---------   ---------
      Income Statement Data:
       Revenue                                             $   193.8    $   219.4    $   426.9    $   381.8   $   353.2
       Gross margin percentage                                  46%          27%          50%          47%         43%
       Gross research and development expense              $    88.8    $    82.4    $    89.4    $    62.3   $    65.4
       Net income (loss) from continuing operations            (67.6)      (150.3)      (209.3)        23.7        20.2
       Net income (loss)                                       (65.2)      (150.3)      (200.8)        35.3        16.6
       Net income (loss) per common share from
        continuing operations
         Basic                                                 (0.55)       (1.21)       (1.74)        0.19        0.16
         Diluted                                               (0.55)       (1.21)       (1.74)        0.19        0.16
       Net income (loss) per common share
         Basic                                                 (0.53)       (1.21)       (1.67)        0.29        0.13
         Diluted                                               (0.53)       (1.21)       (1.67)        0.28        0.13
       Weighted average common shares outstanding              127.1        125.6        121.1        114.7       114.0
      Balance Sheet Data:
       Working capital                                     $   119.0    $   161.2    $   233.3    $   247.1   $   213.5
       Total assets                                            270.8        345.0        529.1        776.1       823.5
       Current portion of long-term debt                         0.6          2.1          5.8         36.7        23.8
       Long-term debt                                            0.2          0.7          4.8        137.7       175.1
       Pension liability                                        14.3         14.9         10.9         11.1         8.4
       Shareholders' equity                                    191.8        247.3        397.4        402.3       409.9
         (including redeemable preferred shares)


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